Exhibit 10.61

Metroplex	7388 S Revere Pkwy, Unit 603 Centennial, CO 80112
Control Systems	Phone (720) 875-0303 • Fax (720) 875-0800
An ISI Detention Contracting Group. Inc. Company	www.metroplex-control.com

FACSIMILE TRANSMITTAL SHEET

TO:	FROM:
Mike Sweet	Melissa Dolan

COMPANY:	DATE:
ISI	1/29/2004

FAX NUMBER:	TOTAL NO. OF PAGES INCLUDING COVER:
4

PHONES NUMBER:	SENDER’S REFERENCE NUMBER:

RE:	YOUR REFERENCE NUMBER:
Building Lease

☐ URGENT	☒ FOR REVIEW	☐ PLEASE COMMENT	☐ PLEASE REPLY	☐ PLEASE RECYCLE

Mike,

I was told by Bruce that you needed the following information in regards to our lease. Please see the attached. If you need any additional information please let me know.

Thank you,

/s/ Melissa Dolan
Melissa Dolan

Triple Net Properties, LLC

January 29, 2004

Ms, Melissa Dolan
MCFSA. LTD.	Via Fax (720) 875-0800
7388 S. Revere Parkway, Suite 601
Centennial CO 80112

Re:	MCFSA, Ltd.
Suite 601
Arapahoe Business Part 1
Centennial, Colorado

Dear Melissa:

Thank you for your phone call today. I have attached our letter to you of December 15, 2003 which details your operating expenses for 2004.

In addition to that letter, following is the Base Rent charges in accordance with your lease for 2004:

Base Rent (1/1/04-8/31/04)                                  $3,890.00/mo.

Base Rent (9/1/04-12/31/04)                                $4,006.70.mo.

Should you have any additional needs, please let me know.

Thank you,

Sincerely,

TRIPLE NET PROPERTIES, LLC

/s/ Sharon Ott
Sharon Ott
Assistant Property Manager

Encl.

3410 S. Galena, Suite 220 • Denver, CO 80231

303.300.4910 • fax 303.300.4913

December 15, 2003

MCFSA. LTD.

7388 South Revere Parkway, Suite 601

Centennial, CO 80112

Re:	MCFSA, Ltd., Suite 601
Arapahoe Business Park I Centennial, Colorado
2004 Operating Expense Budget

Dear Tenant:

Attached please find your estimated 2004 Operating Expense Budget for your business location at Arapahoe Business Park I in Centennial, Colorado.

Please review and note that 2004 monthly additional rent charges will change effective January 1, 2004. Attached you will find a list of estimated operating expenses for 2004 and a worksheet with the breakdown of your prorata share. Below is the amount of your previous operating expenses and your 2004 estimated operating expenses. Should you have any questions please call me direct at (303) 300-4910.

	2003 Operating Expenses	2004 Est. Operating Expenses	Change
CAM	$1,909.99	$1,406.32	$(503.67)
Insurance	136.15	146.94	10.79
Property Tax	1,843.86	1,780.03	(63.83)
Total	$3,890.00	$3,333.29	$(556.71)

Sincerely,

TRIPLE NET PROPERTIES, LLC

/s/ Meredith Witucki
Meredith Witucki
Portfolio Manager

Enclosure

1551 North Tustin Avenue, Suite 200 • Santa Ana, CA 92705

tel 714.667.8252 • toll-free 877.888.REIT (7348) • 714.836.5263 • fax 714.667.6860

ARAPAHOE BUSINESS PARK I

2004 ESTIMATED OPERATING EXPENSES

TENANT:		MCFSA, Ltd.
SPACE NO.:		601
START:		1/1/1998
END:		12/31/2007
SQ. FT.:		7,780
CAM SQ.FT.	55,163	14,10%
INSURANCE SQ.FT.	55,163	14.10%
PROPERTY TAX SQ.FT.	55,163	14.10%

CAM EXPENSES:	COMMON AREA ONLY	PRORATA SHARE

Landscaping Contract & Supplies	$17,380.00	2,451,22
Sweeping	$2,328.00	328.33
Snow Removal	$11,000.00	1,551.40
Steam Cleaning	$—	—
Dayporter/Janitorial	$—	—
HVAC	$12,300.00	1,734.75
Exterior Repairs	$3,640.00	513.37
Security Guard Service	$—	—
Lighting Maintenance & Repair	$—	—
Parking Lot & Common Area	$1,320.00	186.17
Fire Alarm Monitoring	$5,724.00	807.29
Building R/M	$9,808.00	1,394.80
Electricity	$1,980.00	279.25
Water-Irrigation	$—	—
Water-Buildings	$9,480.00	1,337.03
Trash Disposal	$6,480.00	913.92
Sewar	$—	—
SUB-TOTAL EXPENSES:	$81,238.00	$11,457.53
Administrative Fee	$15,884.00	2,237.40
Management Fee/Payroll Reimburser	$22,553.71	3,180.90
Property Taxes	$151,452.50	21,380.34
Insurance-Building & Liability	$12,502.50	1,763.31
SUB-TOTAL CAM:	$283,610.71	$39,999.45
DAYS IN YEAR:		365
DAYS\OCCUPANCY:		319
PRORATION:		34,999.55

Monthly Estimate - CAM		1,406.32
Monthly Estimate - INS		146.94
Monthly Estimate - TAX		1,780.03
Total Monthly Charges		3,333.29

PSF:		0.37

ARAPAHOE BUSINESS PARK I LEASE AGREEMENT

between

WKB VALUE PARTNERS,

a Delaware limited partnership

as Landlord

and

MCFSA, LTD., a Texas limited partnership

d/b/a Metroplex Control Systems

as Tenant

TABLE OF CONTENTS

1.	Definitions; Basic Lease Information	1
2.	Premises and Term	3
3.	Monthly Base Rent and Security Deposit	4
4.	Use; Compliance with Laws and Rules and Regulations	4
5.	Operating Expenses; Payment of Tenant’s Pro Rata Share	6
6.	Landlord’s Repairs	8
7.	Tenant’s Repairs	9
8.	Alterations	10
9.	Signs	12
10.	Landlord’s Right of Access; Inspection	12
11.	Utilities	13
12.	Assignment and Subletting	13
13.	Insurance	14
14.	Damage and Destruction	17
15.	Condemnation	18
16.	Holding Over	18
17.	Quiet Enjoyment	19
18.	Events of Default	19
19.	Remedies	20
20.	Bankruptcy or Insolvency; Assumption; Adequate Protection	23
21.	Subordination and Attornment	26
22.	Mechanic’s Liens and Tenant’s Taxes	26
23.	Authorities for Action and Notice	28
24.	Estoppel Certificates	28
25.	Landlord’s Review of Tenant’s Documents	29
26.	Miscellaneous	29

i

ARAPAIIOE BUSINESS PARK I LEASE AGREEMENT

THIS ARAPAHOE BUSINESS PARK I LEASE AGREEMENT (“Lease”) is entered into by Landlord and Tenant (as defined in Section 1). In consideration of the mutual covenants hereinafter set forth, Landlord and Tenant agree as follows:

1.                                       Definitions; Basic Lease Information.  In addition to the terms defined elsewhere in this Lease, the following terms, as used in this Lease, have the following meanings:

(a)                                  LEASE DATE: November 19, 2002

(b)                                 TENANT:  MCFSA, LTD., a Texas limited partnership

(c)                                  TENANT’S TRADE NAME:  Metroplex Control Systems

(d)                                 TENANT’S ADDRESS:  Premises and 12903 Delivery Drive, San Antonio, Texas 78247

(e)                                  LANDLORD:  WKB VALUE PARTNERS, a Delaware limited partnership.

(f)                                    LANDLORD’S ADDRESS:  4343 Von Karman Avenue, Newport Beach, California 92660.

(g)                                 COMMENCEMENT DATE:  January 1,2003 (as the same may be extended pursuant to Section 2).

(h)                                 EXPIRATION DATE:  August 31, 2008 (as the same may be extended pursuant to Section 2).

(i)                                     SECURITY DEPOSIT:  $4,075.82

(j)                                     MONTHLY BASE RENT:  Subject to adjustment pursuant to section 3(a):

Calendar Period	Monthly Base Rent

January 1, 2003 through August 31, 2004 inclusive	$3,890.00
September 1, 2004 through August 31, 2005 inclusive	$4,006.70
September 1, 2005 through August 31, 2006 inclusive	$4,126.90
September 1, 2006 through August 31, 2007 inclusive	$4,250.71
September 1, 2007 through August 31, 2008 inclusive	$4,378.23

(k)                                  RENTABLE AREA OF PREMISES:  7,780 square feet.

(l)                                     RENTABLE AREA OF PROJECT:  55,163 square feet.

(m)                               TENANTS PRO RATA SHARE:  14.10 percent.

(n)                                 PERMITTED USE OF PREMISES:  General office and warehouse use.

(o) BROKER:	Frederick Ross Company (“Landlord’s Broker”) Meridian Commercial Real Estate Associates, LLC (“Tenant’s Broker”)

(p)                                 GUARANTOR AND RELATIONSHIP TO TENANT:   None.

(q)                                 PREMISES:  The premises shown on Exhibit A attached hereto and made a part hereof arid known as 7388 South Revere Parkway, Units 601 through 604, Centennial, Colorado 80112. The area of the Premises and the Project have been determined by Landlord and are conclusive in the absence of fraud or manifest error. The Premises do not include, and Landlord reserves, the exterior walls and roof of the Premises, the land beneath the Premises, and the pipes and ducts, conduits, wires, fixtures and equipment above the suspended ceiling or structural elements which serve the Premises or Project; however, Landlord has the right to enter the Premises in order to install, inspect, maintain, use, repair and replace those areas and items described in the preceding clause.

(r)                                    PROJECT:  Those certain office and light industrial buildings with an address of 7388 South Revere Parkway, Centennial, CO 80112, commonly known as “Arapahoe Business Park I,” located on the real property described on Exhibit B attached hereto and made a part hereof (the “Land”), and all improvements built on the Land including without limitation the parking lot, walkways, driveways, fences and landscaping.

(s)                                  ADDITIONAL RENT:  Any amounts, other than Monthly Base Rent, which Tenant is required or agrees to pay hereunder, including but not limited to Operating Expenses (as hereinafter defined), late charges, reimbursements, repairs and attorneys’ fees and costs incurred by Landlord in enforcing this Lease.

(t)                                    RENT:  The Monthly Base Rent and Additional Rent.

(u)                                 ESTIMATED OPERATING EXPENSES:  Operating Expenses for calendar year 2002, are currently estimated at $4.64 per square foot. Tenant acknowledges and agrees that such amount is only an estimate, based on currently available information and that Operating Expenses will most likely increase for the calendar year 2003.

The following addenda and exhibits are attached to this Lease and made a part hereof:

Addendum

Exhibit A - Premises

Exhibit B - Legal Description of the Project

Exhibit C - Estoppel and Commencement Date Certificate

Exhibit D - Guaranty of Lease

Exhibit E - Rules and Regulations

Exhibit F - Work Letter Agreement

Exhibit G - Tenant Estoppel Certificate

2.                                      Premises and Term.

(a)                                  Granting Clause.  In consideration of the obligation of Tenant to pay Rent, and in consideration of the other covenants, representations and warranties of Tenant set forth in this Lease, Landlord leases to Tenant, and, in consideration of Landlord’s covenants set forth in this Lease, Tenant leases from Landlord the Premises, for a term commencing on the Commencement Date and ending on the Expiration Date (the “Primary Lease Term”). The Primary Lease Term as extended by any Extended Term provided for in the Addendum attached hereto is hereinafter referred to as the “Term.”

(b)                                 Delivery of Premises.  Except to the extent modified by Landlord’s express assumption of construction obligations, if any, in Exhibit F attached to this lease, the Premises is being leased “AS IS,” with Tenant accepting all defects, if any; and Landlord makes no warranty of any kind, express or implied, with respect to the Premises (without limitation, Landlord makes no warranty as the habitability, fitness or suitability of the Premises for a particular purpose nor as to the absence of any toxic or otherwise hazardous substances). This Section 2(b) is subject to any contrary requirements under applicable law; however, in this regard Tenant acknowledges that it has been given the opportunity to inspect the Premises and to have qualified experts inspect the Premises prior to the execution of this lease. Notwithstanding the date set forth in Section 1, the Commencement Date will be the date upon which Landlord notifies Tenant in writing that the Premises are ready for occupancy by Tenant. Taking of possession of the Premises by Tenant will conclusively establish that the Premises are complete and in good and satisfactory condition, as of when possession is so taken. After such Commencement Date, Tenant will, upon demand, execute and deliver to Landlord an Estoppel and Commencement Date Certificate in the form of Exhibit C attached hereto and made a part hereof.

(c)                                  Delayed Possession.  This Lease shall not be void or voidable nor shall Landlord be liable to Tenant for any loss or damage resulting from any delay in delivering possession of the Premises to Tenant. If such delay is not caused by or attributable to Tenant, its servants, agents or independent contractors, no Rent shall be payable by Tenant until Landlord can so deliver possession of all the Premises. If Landlord is delayed in delivering possession of the Premises by any delay, interference or hindrance of such work by Tenant, Tenant’s contractors or any of their employees or agents, or by any changes in such work requested by Tenant and agreed to by Landlord or by Tenant’s failure to timely and properly perform its obligations (if any) imposed pursuant to the Work Letter Agreement attached hereto as Exhibit F, the Premises shall be conclusively deemed delivered to Tenant on the date on which the same would have occurred in the absence of such delay, the Commencement Date shall be deemed such date, and the Expiration Date shall be adjusted to a date which is the last day of the month sixty-eight (68) months after the Commencement Date.

3.                                      Monthly Base Rent and Security Deposit.

(a)                                  Monthly Base Rent:  Tenant agrees to pay to Landlord the Monthly Base Rent for the Premises, in advance, without demand, deduction or set off, for the entire Term of this Lease. One installment of Monthly Base Rent will be due and payable on the Commencement Date and a like installment of Monthly Base Rent will be due and payable on or before the first day of each calendar month succeeding the Commencement Date; provided that, the Monthly Base Rent for any fractional calendar month at the commencement or end of the Lease term will be prorated, based upon the number of days the Premises are or could be occupied by Tenant. Notwithstanding the foregoing, so long as no event of default has occurred under this Lease, the following Rent abatements shall occur (collectively, “Rent Abatement”): (1) Tenant’s Monthly Base Rent shall be abated for a period of eight (8) months from and after the Commencement Date, anticipated to be January 1, 2003 through August 31, 2003; and (2) the Operating Expenses due from Tenant as Additional Rent pursuant to Paragraph 5(a), below, shall be abated for a period of two (2) months from and after the Commencement Date, anticipated to be January 1, 2003 through February 28, 2003. If Tenant commits an event of default under this Lease, then: (i) Tenant shall immediately pay to Landlord upon demand a sum equal to the total amount of Rent Abatement used by Tenant as of the date of the occurrence of such event of default, and (ii) all Rent Abatement that has not been used by Tenant as of the date of the occurrence of such event of default shall automatically terminate and become null and void, and Tenant shall thereafter pay all Base Monthly Rent and Additional Rent when due under this Lease, without regard to the rental abatement provisions of this Lease.

(b)                                 Security Deposit:  Tenant shall deposit with Landlord on the Lease Date, and shall maintain on deposit with Landlord throughout the term hereof, the Security Deposit, which will be held by Landlord, without obligation for or accrual of interest, as security for the performance of Tenant’s covenants and obligations under this Lease. Landlord shall have the right to commingle such Security Deposit with other funds of Landlord. It is expressly understood and agreed that such Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Upon any default by Tenant, Landlord may, from time to time, without prejudice to or waiver of any other remedy provided in this Lease or provided by law, use such Security Deposit to the extent necessary to make good any arrearage of Rent or other payments due Landlord, and any other damage, injury, expense or liability caused by such default; and Tenant will pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Any unutilized portion of such Security Deposit will be returned by Landlord to Tenant not later than sixty (60) days after termination of this Lease, upon the full performance of this Lease by Tenant and surrender of the Premises by Tenant to Landlord. Landlord may deliver the Security Deposit (or such unapplied portion thereof as may be on deposit) to any purchaser of Landlord’s interest in the Premises, and thereupon Landlord shall be discharged from any obligation or liability with respect to the Security Deposit.

4.                                      Use; Compliance with Laws and Rules and Regulations.

(a)                                  Use.  The Premises will be used only for the purpose set forth in Section 1(n) and for no other purpose. Outside storage, including without limitation, trucks and other vehicles and the washing of such vehicles at any time, is prohibited without Landlord’s prior written consent.

(b)                                 Compliance with Laws.  Tenant will at its sole cost and expense obtain any and all licenses and permits necessary for the Permitted Use of the Premises. Tenant shall continuously and promptly, throughout the Term of this Lease, comply with all governmental laws, ordinances and regulations applicable to the use of the Premises, or the operation of Tenant’s business (including, without limitation, the Americans With Disabilities Act of 1990, as amended from time to time), those Rules and Regulations Set forth on Exhibit E attached hereto and made a part hereof, as the same may be reasonably modified or propounded by Landlord from time to time, and with all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon, or connected with, the Premises, all at Tenant’s sole expense. Tenant will not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action which would constitute a nuisance or would disturb or endanger any other tenants of the Project or unreasonably interfere with their use of their respective premises, nor impair, in the opinion of Landlord, the appearance, character or reputation of the Project. Without Landlord’s prior written consent, Tenant will not receive, store or otherwise handle any product, material or merchandise which is noxious, explosive or highly inflammable. Tenant will not permit the Premises to be used for any purpose or in any manner (including without limitation any method of storage) which would render the insurance on the Premises or Project void or the insurance risk more hazardous or cause the State Board of Insurance or other insurance authority to disallow any sprinkler credits. If any increase in the fire and extended coverage insurance premiums paid by Landlord for the Project is caused by Tenant’s use and occupancy of the Premises, or if Tenant vacates the Premises and causes an increase in such Premiums, then Tenant will pay as Additional Rent, upon demand, the amount of such increase to Landlord.

(c)                                  Hazardous Substances.  Tenant’s use and occupancy of the Premises shall in no manner or way result in the direct or indirect violation of any local, state or federal law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, pertaining to environmental regulation, contamination or clean-up (collectively, “Environmental Laws”), including by way of example and without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. §§ 1801 et seq., the Clean Water Act, 33 U.S.C. §§ 1251 et seq.,the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq., the Clean Air Act, 42 U.S.C. §§ 7401 et seq., the Safe Drinking Water Act, 42 U.S.C. §§ 300f et seq., the Atomic Energy Act, 42 U.S.C. §§ 2011 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq., the Occupational Safety and Health Act, 29 U.S.C. §§ 651 et seq., and any similar statutes of the State of Colorado. Further, Tenant’s use and occupancy of the Premises shall not include the use, handling, transportation or storage of any hazardous or toxic substances, wastes, materials, pollutants or contaminants (including, without limitation, asbestos or raw materials which include hazardous constituents) or any other substances or materials which are included under or regulated by Environmental Laws (collectively, “Hazardous Substances”). Tenant shall keep or cause the Premises to be kept free from Hazardous Substances and in compliance with all Environmental Laws, shall expressly prohibit use, handling, storage, manufacture, transfer and disposal of Hazardous Substances on or about the Premises and shall promptly notify Landlord if Tenant shall become aware of any Hazardous Substances on or about the Premises or if Tenant shall become aware that the Premises are in direct or indirect violation of any Environmental Laws. Tenant shall remove such Hazardous Substances or cure such violations, as applicable, promptly after Tenant becomes aware of same, at Tenant’s sole expense and in the event Tenant fails to do so, Landlord may cause the Premises to be freed from any Hazardous Substances or otherwise brought into conformance with Environmental Laws and any cost of same shall be Additional Rent payable hereunder immediately upon demand from Landlord. Tenant hereby grants to Landlord and its agents and employees access to the Premises and a license to remove any items deemed by Landlord to be Hazardous Substances and to do all things Landlord shall deem necessary to bring the Premises in conformance with Environmental Laws. Tenant hereby agrees to indemnify Landlord and hold Landlord and its successors, assigns, employees, agents, officers, directors, partners, and attorneys harmless from and against any and all expenses, damages, suits, liabilities and costs (including without limitation attorney’s fees and consequential damages) suffered or incurred by Landlord or any of such parties as a result of the use, handling, storage, transportation, treatment or disposal of Hazardous Substances on or about the Premises or the violation of Environmental Laws (as well as any other laws, ordinances, rules or regulations as set forth in subsection (a) of this Section 4), even if such damages or costs shall be suffered or incurred after termination or earlier expiration of this Lease. Such indemnity shall expressly survive termination of this Lease, whether by lapse of time or otherwise.

5.                                      Operating Expenses; Payment of Tenant’s Pro Rata Share.

(a)                                  Payment of Tenant’s Pro Rata Share. In addition to the Monthly Base Rent, Tenant will pay the Landlord on the first day of each calendar month during the Term of this Lease, as Additional Rent, one-twelfth (1/12) of Tenant’s Pro Rata Share of Estimated Operating Expenses paid, payable, or incurred during the subject calendar year or partial calendar year; provided, however, that such payments shall be abated for two (2) months from and after the Commencement Date (anticipated to be January 1, 2003, through February 28, 2003) in accordance with Section 3(a), above, so long as no event of default by Tenant has occurred under this Lease. The Estimated Operating Expenses are subject to revision according to the provisions of this Section 5(a). During December of each calendar year or as soon thereafter as practicable, Landlord will give Tenant written notice of Landlord’s reasonable estimate of the amounts payable under this Section 5 for the ensuing calendar year (“New Estimate”). On or before the first day of each calendar month during the ensuing calendar year, Tenant will pay Landlord one-twelfth (1/12) of such reasonably estimated amount; provided, however, if such notice is not given in December, Tenant will continue to pay its Pro Rata Share on the basis of the prior year’s Estimated Operating Expenses until the calendar month after such notice is given. In the calendar month in which Tenant first pays its Pro Rata Share in accordance with Landlord’s New Estimate (and simultaneously therewith), Tenant will also pay Landlord Tenant’s Pro Rata Share of any additional amounts payable under the New Estimate, for each calendar month which has elapsed since December of the prior year(s). If at any time or times it appears to Landlord that the amounts payable under this Section 5 for the current calendar year will vary from the Estimated Operating Expenses or New Estimate, Landlord may, by written notice to Tenant, revise Landlord’s estimate for such calendar year and subsequent payments by Tenant for such calendar year will be based upon Landlord’s revised estimate, including any amounts required to make up for deficiencies in payments made by Tenant in prior calendar mantis.

(b)                                 Statement of Operating Expenses. Unless delayed by causes beyond Landlord’s reasonable control, Landlord shall deliver to Tenant within one hundred twenty (120) days after the end of each calendar year a written statement (the “Statement”) setting out in reasonable detail the amount of Tenant’s Operating Expenses for the preceding calendar year or partial calendar year. If the aggregate of monthly installments of Tenant’s Operating Expenses actually paid by Tenant to Landlord during such calendar year or partial calendar year differs from the amount of Tenant’s Operating Expenses payable for such calendar year or partial calendar year under this Section 5, as indicated in the Statement, then, as the case may be, Tenant shall pay the difference to Landlord or Landlord shall issue a credit to Tenant against the Rent remaining to be paid hereunder for the difference, or if no Rent then remains to be paid, refund the difference to Tenant, without interest, within thirty (30) days after the date of delivery of the Statement. Landlord’s obligation to make any refund pursuant to this Section 5(b) shall survive the expiration or earlier termination of this Lease.

(c)                                  Operating Expenses Definition.  The term “Operating Expenses” means and includes all costs and expenses of any kind or nature incurred by Landlord with respect to the ownership, maintenance, repair and operation of the Project, including, by way of example and without limitation, supply costs; maintenance, replacement and repair costs; the costs of water, sewer, gas, electrical, security, trash, snow removal, cleaning, landscaping and painting services; maintenance, repair and replacement of heating, ventilation, and air conditioning (“HVAC”), plumbing, electrical, mechanical, roof, structural or like systems or components; any common area costs and expenses (including parking areas and walkways); labor Costs incurred in the operation and maintenance of the Project, including wages and other payments; costs to Landlord for workmen’s compensation and disability insurance, payroll taxes and welfare and other fringe benefits; reasonable management fees in an amount customary for properties similar to the Project; an administrative fee equal to ten percent (10%) of Operating Expenses; legal, accounting, inspection and consultation fees incurred in connection with the Project; amounts paid to contractors and subcontractors for work or services performed in connection with the operation and maintenance of the Project (including common areas, walkways and parking areas); all “real property taxes” and assessments (whether general or special, and as further defined below), personal property taxes and governmental charges of any kind and nature whatsoever including assessments due to deed restrictions or owners’ associations which accrue against the Project or any items of personal property utilized in the maintenance, repair or operation of the Project during the Term of this Lease; all insurance including, by way of example and without limitation, public liability insurance and fire and extended coverage insurance with respect to the Project and any rental insurance and all risk insurance (should Landlord decide to carry the same) (but Tenant shall have no interest in such insurance or the proceeds thereof); any expense attributable to costs incurred by Landlord for any capital improvements to the extent the same are incurred by Landlord to either comply with changes in any laws, ordinances or regulations applicable to the Project or to reduce Operating Expenses which costs shall be amortized over the useful life of the capital improvement; and any other costs, charges and expenses which under generally accepted accounting principles would be regarded as maintenance and operating expenses. The term Operating Expenses does not include repairs, restoration or other work occasioned by fire, windstorm or other casualty to the extent of net insurance proceeds actually received by Landlord, income and franchise taxes of Landlord, expenses incurred in leasing to or procuring of tenants, leasing commissions, advertising expenses, expenses for the renovation of space for new tenants (except to the extent the same are incurred by Landlord to either comply with changes in any laws, ordinances or regulations applicable to the Project or to reduce Operating Expenses), nor interest or principal payments on any mortgage or other indebtedness of Landlord. As used in this paragraph “real property taxes” and assessments includes ad valorem taxes, general and special assessments, parking surcharges, and any tax or charge for governmental services charged against the Premises or that are attributed to the transfer or transaction directly or indirectly represented by this Lease, by any sublease or assignment hereunder or by other leases in the Project, or by any document to which Tenant is a party creating or transferring (or reflecting the creation or transfer of) any interest or estate in the Premises and any tax or charge which replaces or is in addition to any of such above-described “real estate taxes.”

(d)                                 If at any time during the Term of this Lease, the present method of taxation is changed so that in lieu of the whole or any part of any taxes, assessments or governmental charges levied, assessed or imposed on real estate and the improvements on such real estate, there is levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received from the Project or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rent for the present or any future building or buildings on the Project, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, will be deemed to be included within the terms “Operating Expenses” and “real property taxes” (as used in subsection (b) above) for the purposes of this Section 5.

(e)                                  Tenant may, upon reasonable notice, and at a time reasonably convenient to Landlord audit Landlord’s books relevant to the Additional Rent due under this Section 5. Tenant agrees to pay all costs associated with or resulting from such audit, including reimbursement to Landlord for any costs reasonably incurred by Landlord with respect thereto.

(f)                                    Payments to be made pursuant to this Section 5 with respect to the calendar year in which this Lease commences or terminates (other than in the event of Tenant’s default) will be prorated based on the number of calendar months, or portions thereof, that Tenant occupied or could have occupied the Premises.

6.                                      LandLord’s Repairs.  For a period of six (6) months from and after the Commencement Date, Landlord will, at Landlord’s expense (subject to Tenant’s payment of Operating Expenses in accordance with Section 5, above), keep and maintain all HVAC systems, fixtures, and equipment serving the Premises in good, working order; provided, however, that Landlord shall not be responsible for repairs or replacements necessitated by Tenant’s negligence or willful misconduct or associated with HVAC systems, fixtures or equipment, if any, installed by Tenant in accordance with Section 8, below. After such six (6) month period, Tenant shall maintain, repair, and replace the HVAC systems, fixtures and equipment serving the Premises in accordance with Section 7, below. Except as expressly set forth in the immediately preceding sentences, Landlord will at its expense maintain only the roof, foundation and the structural soundness of the exterior walls of the building or buildings in which the Premises are located in good repair, reasonable wear and tear excepted. In addition to Tenant’s repair obligations under Section 7, Tenant will repair and pay for any damage caused to the roof, foundation or exterior walls of the Premises or Project by Tenant, or Tenant’s employees, agents or invitees, or caused by Tenant’s default under this Lease. The term “walls” as used in this Section 6 does not include windows, glass or plate glass, doors, special Store fronts or office entryways. Tenant will immediately give Landlord written notice of defect or need for repairs, after which Landlord will have a reasonable opportunity to effect such repairs or cure such defect. Landlord’s liability with respect to any defects, repairs or maintenance for which Landlord is responsible under any of the provisions of this Lease will be limited to the cost of such repairs or maintenance or the curing of such defect.

7.                                      Tenant’s Repairs.

(a)                                  Tenant will, at its own cost and expense, keep and maintain all parts of the Premises in good condition, promptly making all necessary repairs and replacements, including but not limited to, windows, glass and plate glass, doors, any special office entry, interior walls and finish work, floor coverings, heating and air conditioning systems and fixtures (subject to Landlord’s performance of its obligations under Section 6, above, during the first six months of the Term), dock boards, truck doors, dock bumpers, paving, plumbing work and fixtures, termite and pest extermination, regular removal of trash and debris, and keeping the whole of the Premises in a clean and sanitary condition and appearance. Tenant will not be obligated to repair any damage to the Premises caused by fire, tornado or other casualty actually covered by the insurance to be maintained by Landlord pursuant to Section 13(a) below, except that Tenant will be obligated to repair all wind damage to glass.

(b)                                 Tenant will not damage any demising wall or disturb the integrity and support provided by any demising wall and will, at its sole cost and expense, promptly repair any damage or injury to any demising wall caused by Tenant or its employees, agents, customers, invitees or licensees.

(c)                                  Tenant and its employees, agents, customers, invitees and licensees will have the right to use the parking areas of the Project, if any, as designated by Landlord in writing, subject to such reasonable rules and regulations as Landlord may from time to time prescribe, in common with the other tenants of the Project. Landlord will not be responsible for enforcing Tenant’s parking rights against any third parties.

(d)                                 Commencing on the date that is six (6) months after the Commencement Date (the “Tenant HVAC Maintenance Date”) Tenant will, at its own cost and expense, keep and maintain all HVAC systems and equipment/fixtures serving or located in the Premises in good condition, promptly making all necessary repairs. Tenant shall. at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for such servicing of all HVAC systems and equipment serving the Premises. The maintenance contractor and the contract must be approved by Landlord. The service contract must include all services suggested/recommended by the equipment manufacturer within the operation/maintenance manual or otherwise and must become effective (and a copy of such contract delivered to Landlord) within thirty (30) days of the Tenant HVAC Maintenance Date. If Tenant fails to perform its obligations in this subsection (d), Landlord may obtain the service contract on behalf of Tenant and charge Tenant, as Additional Rent, the cost of the contract and Landlord’s costs and expenses in procuring the contract.

(e)                                  Tenant agrees that no washing of any type (other than reasonable restroom or kitchen washing) will take place in the Premises, including the truck apron and parking areas.

(f)                                    If Tenant fails to perform its repair, replacement or maintenance obligations as set forth in this Section 7, Landlord may, without terminating this Lease, enter upon the Premises, with force if necessary, without being liable for prosecution of any claim for damages, without being deemed guilty of any manner of trespass and without prejudice to any other rights or remedies, and perform Tenant’s obligations under this Section 7, all at Tenant’s cost and expense. Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with the Tenant’s obligations under this Section 7; further, Tenant agrees that Landlord shall not be liable for any damages resulting to Tenant from effecting compliance with Tenant’s obligations under this Section 7, whether caused by the negligence of Landlord, or otherwise.

(g)                                 Tenant expressly acknowledges and agrees that Landlord has and does demise the Premises to Tenant without any representation, warranty or covenant on the part of Landlord as to the compliance of either the Premises or the Project or any portion thereof with the provisions of the Americans with Disabilities Act of 1990, as the same may have been amended from time to time (the “Act”). Tenant expressly acknowledges and agrees that it shall, at its own cost and expense, cause the Premises and all appurtenances, including by way of illustration and not by way of limitation, all access ways, entryways, toilets and bathroom facilities, washing facilities, hallways, ramps, staircases and other items subject to the Act to comply with the Act. Further, Tenant agrees that if its use or occupancy of the Premises necessitates that Landlord make changes, modifications or incur additional expenses with respect to the parking areas, walkways or other common areas of the Project in order that the Project or such common areas comply with the Act, all of such incurred costs, modifications or alterations shall be done at Tenant’s sole cost and expense and Tenant shall pay all of same to Landlord on demand as Additional Rent. Notwithstanding the foregoing or any other statement in this Lease to the contrary, if in connection with the completion of the Leasehold Improvements (defined in the Work Letter attached to this Lease as Exhibit F) any governmental authority with jurisdiction over the Project requires alterations to the Premises or the common areas of the Project in order to comply with the Act (“Act Improvements”), Landlord shall comply with such requirements and make such Act Improvements at Landlord’s cost and expense.

8.                                      Alterations.  Tenant will not make any alterations, additions or improvements to the Premises (including but not limited to roof and wall penetrations) except in accordance with Exhibit F attached hereto and with the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant may, without the consent of Landlord, but at its own cost and expense, and in a good and workmanlike manner, erect such shelves, bins, machinery and trade fixtures as it may deem advisable, without altering the basic character of the Premises and without overloading or damaging the building or buildings in which the Premises are located or structural portions of the improvements, and in each case complying with all applicable governmental laws, ordinances, regulations and other requirements. All alterations, additions, improvements and partitions erected by Tenant, including, without limitation, any access control, intrusion detection, paging, closed circuit television, fire alarm or similar systems (collectively, “Tenant Alterations”) will be and remain the property of Tenant during the Term of this Lease and Tenant will, unless Landlord otherwise elects, remove all Tenant Alterations and restore the

Premises and the Project to their original condition by the date of termination of this Lease or upon earlier vacating of the Premises; provided, however, that if Landlord so elects prior to termination of this Lease or upon earlier vacating of the Premises, such Tenant Alterations will become the property of Landlord as of the date of termination of this Lease and will be surrendered to the Landlord with the Premises. Not withstanding the foregoing, if Tenant, prior to making any Tenant Alterations, provides Landlord with a written request, asking whether Landlord will require that the specific Tenant Alterations described in such notice be surrendered to the Landlord at the end of the Term, Landlord will, within fifteen (15) days of receipt of such notice, provide Tenant with Landlord’s written election as to whether Landlord will require such surrender, which election shall govern the disposition of such Tenant Alterations at the end of the Term. If Landlord fails to provide Tenant with Landlord’s written response within such fifteen (15) day period, Landlord shall be deemed to have elected that Tenant remove such Tenant Alterations at the end of the Term and restore the Premises in accordance with this Section 8. All shelves, bins, machinery and trade fixtures installed by Tenant shall be removed by Tenant prior to the termination of this Lease, and must be removed by the date of termination of this Lease or upon the earlier vacating of the Premises if required by Landlord, upon any such removal Tenant will restore the Premises to its original condition. All such removals and restoration will be accomplished in a good and workmanlike manner so as not to damage the primary structure or structural components of the Project.

Subject to Tenant’s compliance with the terms of this Section 8, including, without limitation, the requirements governing Tenant’s Work (as defined below), Landlord consents to the installation, by Tenant, at Tenant’s sole cost and expense, of the following Tenant Alterations: (a) security systems; and (b) card access control systems. Landlord’s consent to Tenant’s installation of such systems does not imply any obligation on the part of Landlord to supply security to the Premises or protect Tenant from the acts of any third parties, which obligations Landlord has and does expressly disclaim. Landlord shall have no liability to Tenant, or any of its officers, directors, agents, employees, guests, or invitees arising from the installation or use of such security systems or card access control systems. Tenant shall indemnify, hold harmless, and defend (with counsel acceptable to Landlord) Landlord from and against any and all claims arising from, or in any way related to, such systems installed by Tenant. Any security systems installed by Tenant pursuant to this Section 8 shall not prevent Landlord’s access under Section 10 of this lease and Tenant shall provide to Landlord all access codes or card keys necessary to assure such access.

In addition to the other terms and conditions of this Section 8, and without limiting the applicability of any other provision of this Lease, the following shall apply to all work performed in the Premises by Tenant, including, without limitation, the performance of any Tenant Alterations (“Tenant’s Work”): (a) Tenant will give Landlord at least thirty (30) days prior written notice in its request for consent to make any Tenant Alterations or of its intent to erect shelves, bins, machinery or trade fixtures in the Premises, together with copies of drawings, plans, or specifications for any proposed Tenant Alterations, sufficient to obtain a building permit, and ready for Landlord’s consideration and final approval; (b) Tenant shall not commence any Tenant’s Work until Landlord has approved in writing Tenant’s drawings, plans, or specifications and shall reimburse Landlord for any costs incurred by Landlord in connection with its review of such drawings, plans, and specifications; (c) Tenant shall secure all necessary licenses, inspections, and permits to be used in performing Tenant’s Work; (d) Tenant’s finished work shall be subject to Landlord’s approval and acceptance; (e) all Tenant’s Work and Tenant Alterations shall be at Tenant’s sole cost and expense and shall not damage the building in which the Premises are located or any part thereof; (f) any roof penetration shall be performed by Landlord’s roofer or, at Landlord’s option, by a bonded roofer approved in advance by Landlord; (g) all Tenant’s Work shall be performed in accordance with applicable governmental laws, rules, and regulations; and (h) Landlord shall have the right to approve any contractor(s) by whom the Tenant’s Work is to be performed

No approval by Landlord of any drawings, plans, or specifications that are prepared in conjunction with the construction of any Tenant Alterations in the Premises will constitute a representation or warranty by Landlord as to the adequacy or sufficiency of such drawings, plans or specifications, or the improvements to which they relate, far any use purpose or condition, including conformity to any applicable codes or laws, but such approval will merely be the consent of Landlord to the construction or installation of Tenant Alterations in the Premises, according to said drawings, plans, or specifications. Landlord shall be entitled to post notices on and about the Premises with respect to Landlord’s non-liability for the payment of the Tenant’s Work as provided in the Colorado mechanic’s lien statutes and Tenant shall not permit such notices to be defaced or removed. If Landlord approves Tenant’s proposed contractor(s), prior to the commencement of any Tenant Work, Tenant shall deliver to Landlord certificates issued by insurance companies qualified to do business in the State of Colorado evidencing that worker’s compensation, public liability insurance and property damage insurance, all in amounts and with companies and on forms reasonably satisfactory to Landlord, are in force and maintained by all of such contractor(s). Among other things, all such policies shall name Landlord as an additional insured and shall provide that the same may not be canceled or modified without thirty (30) days prior written notice to Landlord.

9.                                      Signs.  At its cost Landlord will: (a) remove any existing signage at the Project referring to any prior Tenant of the Premises; and (b) install Project- standard directional signs indicating the location of the Premises. Tenant, at its sole cost and expense, upon the prior written approval of Landlord and subject to any applicable governmental laws, ordinances, regulations and other requirements, will have the right to install a single sign upon the Premises. Tenant will remove such sign upon the termination of this Lease. Such installation and removal will be made in such manner as to avoid injury or defacement of the Premises and the Project, and Tenant will repair any injury or defacement, including without limitation discoloration, caused by such installation or removal.

10.                               Landlord’s Right of Access; Inspection.  Landlord and Landlord’s agents and representatives will have the right to enter and inspect the Premises at any reasonable time during business hours, for the purpose of ascertaining the condition of the Premises or in order to make such repairs as may be required or permitted to be made by Landlord under the terms of this Lease. During the six (6) month period that is prior to the end of the Term of this Lease, Landlord and Landlord’s agents and representatives will have the right to enter the Premises at any reasonable time during business hours for the purpose of showing the Premises and will have the right to erect on the Premises a suitable sign indicating that the Premises are available for lease. Tenant will give written notice to Landlord at least thirty (30) days prior to vacating the Premises and will arrange to meet with Landlord for a joint inspection of the Premises prior to vacating the Premises. In the event Tenant fails to give such notice or arrange such joint inspection, Landlord’s inspection at or after Tenant’s vacating the Premises will be conclusive for purposes of determining Tenant’s responsibility for repairs and restoration.

11.                               Utilities.  Landlord agrees to provide at its cost water, electricity and telephone service connections into the Premises, but Tenant will pay for all water, gas, heat, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or from the Premises, together with any taxes, penalties or surcharges and any maintenance charges for utilities. Tenant will furnish all electric light bulbs and tubes. If such services are separately metered, Tenant will pay all utility charges directly to the provider of the applicable utility services. If any such services are not separately metered to Tenant, Tenant will pay its Pro Rata Share of all such charges as part of the Operating Expenses. Landlord will not be liable for any interruption or failure of utility services to the Premises, unless such interruption or failure is caused by the gross negligence of Landlord.

12.                               Assignment and Subletting.  Tenant will not assign, sublet, transfer or encumber this Lease, or any interest in this Lease or the Premises, by operation of law or otherwise, without the prior written consent of Landlord (which consent shall not be unreasonably withheld). Any attempted assignment, subletting, transfer or encumbrance by Tenant in violation of the terms and covenants of this Section 12 will be a default hereunder and void ab initio. Fifty percent (50%) of all cash or other proceeds of any assignment, proceeds in excess of the Rent under this Lease in the case of a subletting, and of all cash or other proceeds of any other transfer of Tenant’s interest in this Lease or the Premises will be paid to Landlord, whether such assignment, subletting or other transfer is consented to by Landlord or not. Tenant assigns all rights it might have or ever acquire in such fifty percent (50%) of any cash or proceeds to Landlord. These covenants will run with the land and the Premises and bind Tenant and Tenant’s heirs, executors, administrators, personal representatives, representatives in any bankruptcy proceeding, successors and assigns. No assignment, subletting or other transfer, whether consented to by Landlord or not, shall relieve Tenant of its primary liability under and with respect to all covenants contained in this Lease. Consent of Landlord to any assignment, subletting or other transfer of this Lease or the Premises shall not relieve Tenant from seeking consent to any subsequent assignment, subletting or transfer. No consent to any such assignment, subletting, transfer or encumbrance of this Lease or any interest in this Lease or the Premises shall constitute a waiver of or with respect to any of Tenant’s obligations or covenants hereunder. Upon the occurrence of a default or an event of default as defined or described in this Lease, if the Premises or any part of the Premises are then assigned or sublet, Landlord, in addition to any other remedies provided in this Lease, or by law, or in equity, may at its option collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant and no such collection will be construed to constitute a notation, waiver or a release of Tenant from the further performance of Tenant’s obligations under this Lease.

Notwithstanding the foregoing, Tenant may, without the Landlord’s consent, assign this Lease to any parent, affiliated or subsidiary corporation, provided such assignment does not relieve the original Tenant of any liability hereunder, and may also assign this Lease without Landlord’s consent in connection with the merger or consolidation of Tenant with or into any other corporation or entity, or in connection with the sale or transfer of a majority of the assets and liabilities of Tenant, so long as, with respect to any of the foregoing (i) the net worth of the proposed assignee at the time of transfer is equal to or greater than the net worth of Tenant as of the date of execution of this lease and the proposed assignee is otherwise financially able to meet the obligations of Tenant under this Lease, (ii) as of the effective date of such assignment, the assignee is engaged in a business customarily acceptable for a tenant in a building such as the Building in metropolitan Denver, Colorado, (iii) the assignee assumes and agrees in writing to fully perform and observe all of the obligations of Tenant under this Lease, (iv) at the time of the assignment, this Lease is in full force and effect and there is no event of default under this Lease on the part of Tenant, (v) the assignee’s proposed use of the Premises is not in violation of the approved use provision of this Lease, and (vi) the transaction giving rise to the assignment was not entered into as a subterfuge to avoid obligations and restrictions under this Lease. At least thirty (30) days prior to the effective date of any assignment under this paragraph, Tenant agrees to furnish Landlord with notice of such assignment, fully executed copies of the instruments intended to effect such assignment, and with documentation establishing Tenant’s satisfaction of the requirements set forth above.

Notwithstanding anything contained in this Lease to the contrary, Landlord shall not be obligated to entertain or consider any request by Tenant to consent to any proposed assignment of this Lease or sublet of all or any part of the premises unless each request by Tenant is accompanied by a non-refundable fee, payable to Landlord, in the amount of One Thousand Dollars ($1,000.00) to cover Landlord’s administrative, legal, and other costs and expenses incurred in processing each of Tenant’s requests. Neither Tenant’s payment, nor Landlord’s acceptance of the foregoing fee shall be construed to impose any obligation whatsoever upon Landlord to consent to Tenant’s request. In addition, should any such request by Tenant seek any change or modification to the terms of this Lease, and Landlord agrees to such additional or modified terms and conditions (which agreement may or may not be given in Landlord’s sole and absolute discretion) Tenant agrees to pay Landlord’s reasonable attorneys’ fees, costs and expenses with respect to the negotiation and preparation of any resulting amendment to this Lease, which amounts shall be Additional Rent under this Lease.

13.                               Insurance.

(a)                                  Landlord’s Insurance.  Landlord agrees to maintain (i) property damage insurance covering the Project and the Project equipment and common area furnishings and (ii) public liability and commercial general liability insurance in such coverage amounts as Landlord determines from time to time in its reasonable discretion. Landlord may carry such other additional insurance coverage for the Project as Landlord or Landlord’s mortgagee deems appropriate including coverage for loss of rents. Tenant will reimburse Landlord, as an Operating Expense, for the costs of all such insurance. All such insurance shall be for the sole benefit of Landlord and its designated additional insureds.

(b)                                 Waiver of Subrogation.  Landlord and Tenant waive, disclaim and release each other from any and all rights of recovery, claims, actions or causes of action, against each other, their agents, officers and employees, for or on account of any loss or damage that may occur to the Premises, Project, or personal property within the Project, by reason of fire or the elements regardless of cause or origin, including negligence of Landlord or Tenant or their agents, officers and employees, but only to the extent of the insurance proceeds actually paid under the policies of insurance covering such property. Because this subsection is intended to and will preclude the assignment of any claim mentioned in it by way of subrogation (or otherwise) to an insurance carrier (or any other person), each party to this Lease agrees immediately to give to each insurance company which has issued to it policies of fire and extended coverage insurance, written notice of the terms of the mutual waivers contained in this subsection, and to have the insurance policies properly endorsed, if necessary (and only to the extent available at reasonable cost), to prevent the invalidation of the insurance coverages by reason of the mutual waivers contained in this subsection. To the extent such endorsement(s) are unavailable or cannot be obtained at reasonable cost, such requirement shall be deemed waived; provided however, that the party claiming such unavailability or excessive cost shall give immediate written notice thereof to the other party.

(c)                                  Waiver of Liability.  Landlord will not be liable to Tenant or Tenant’s employees, agents, patrons or visitors, or to any other person whomsoever, for any injury (including death) to person or damage to property on or about the Project, resulting from or caused in part or whole by the negligence or misconduct of Tenant, its agents, servants or employees, or of any other person entering upon the Premises or Project, or caused by the Project becoming out of repair, or caused by leakage of gas, oil, water or steam or by electricity emanating from the Premises or Project, the criminal activities of any persons, or due to any cause whatsoever. Tenant covenants and agrees that it will at all times indemnify and hold safe and harmless the Project, the Landlord, Landlord’s officers, directors, partners, agents, attorneys and employees from any losses, liabilities, claims, suits, costs, expenses, including without limitation reasonable attorneys’ fees, and damages, arising out of any such damage or injury (except injury to persons or damage to property the sole cause of which is the negligence or intentional misconduct of Landlord or the failure of Landlord to repair any part of the Premises which Landlord is obligated to repair and maintain under this Lease within a reasonable time after the receipt of written notice from Tenant of the need for repairs).

(d)                                 Tenant’s Insurance.  Tenant shall procure and maintain throughout the term of this Lease, at its sole cost and expense, all of the following insurance coverages:

(1)                                  Commercial General Liability (“CGL”) Insurance providing coverage for bodily injury (including death), property damage and products liability insurance (where such exposure exists). Tenant’s CGL policy shall contain a broad form contractual liability endorsement, and shall insure both Landlord and Tenant against all claims, demands or actions arising out of or in connection with: (i) the Premises; (ii) the condition of the Premises; (iii) Tenant’s operations in and maintenance and use of the Premises; and (iv) Tenant’s liability for injury to persons or damage to property assumed under this Lease. Such insurance shall have a combined single limit of not less than Two Million Dollars ($2,000,000) in the aggregate, and One Million Dollars ($1,000,000) per occurrence, with an additional umbrella policy of One Million Dollars ($1,000,000), or such greater amount as Landlord may from time to time require. If Tenant uses vehicles, owned and non-owned, in any way to carry out business on or about the Project, Tenant shall also maintain Motor Vehicle Liability Insurance; such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) for bodily injury and property damage.

(2)                                  Property damage insurance covering Tenant’s personal property, fixtures, improvements, wall coverings, floor coverings, window coverings, signs, alterations,

furniture, furnishings, equipment, lighting, ceilings, heating, ventilation and air conditioning equipment and interior plumbing against loss or damage by fire, flood, windstorms, hail, explosion, riot, damage from aircraft and vehicles, smoke damage, vandalism and malicious mischief and such other risks as are from time to time covered under a “Causes of Loss -Special Form” policy and “extended coverage” endorsements, containing the waiver of subrogation required in subsection (b) of this Section 13, and in an amount equal to the greater of the full replacement value or the amount required by the holder of any mortgage from time to time placed upon the Project or a portion of the Project containing the Premises, with business interruption insurance covering the Premises. Replacement value is understood to mean the cost to replace without deduction for depreciation.

(3)                                  Colorado Worker’s Compensation Insurance in statutorily mandated limits.

(4)                                  Employer’s Liability Insurance with limits of not less than One Hundred Thousand Dollars ($100,000) for bodily injury per accident and each disease, per employee, and a total combined limit for bodily injury in amounts not less than One Hundred Thousand ($100,000) per accident and Five Hundred Thousand ($500,000) per each disease, or such greater amount as Landlord may from time to time require.

(5)                                  Plate Glass Insurance.

It is expressly understood and agreed that the foregoing minimum limits of insurance coverage shall not limit the liability of Tenant for its acts or omissions as provided in this lease. All of the foregoing insurance policies (with the exception of Worker’s Compensation Insurance to the extent not available under statutory law) shall name Landlord, any mortgagee, the managing agent for the Project, and such other parties as Landlord shall from time to time designate, as additional insureds as their respective interests may appear, and shall provide that any loss shall be payable to Landlord and such other additional insured parties as their respective interests may appear. All such policies shall be procured by Tenant from responsible insurance companies licensed to do business in Colorado and reasonably satisfactory to Landlord. All such policies shall be written as primary policies with deductibles not to exceed One Thousand Dollars ($1,000); provided, however, that the deductible for the Plate Glass Insurance shall not exceed Two Hundred Fifty Dollars ($250). Any other policies, including Landlord’s policy, will serve as excess coverage. Tenant shall deliver certificates evidencing that the required insurance coverages and endorsements, including waiver of subrogation are in full force and effect to Landlord, prior to the Commencement Date, or, in the case of renewals thereto, fifteen (15) days prior to the expiration of the prior insurance policy, together with evidence that (x) such policies are fully paid for, and (y) no cancellation, material change or non-renewal thereof shall be effective except upon thirty (30) days’ prior written notice by registered mail from the insurer to Landlord. Whenever, in Landlord’s reasonable judgment, good business practice or change in conditions indicate a need for additional or different types of insurance, Tenant shall, within fifteen (15) days of receipt of Landlord’s request therefor, obtain the insurance at its own expense. If Tenant should fail to comply with the foregoing requirements relating to insurance, Landlord may obtain such insurance and Tenant shall pay to Landlord on demand as Additional Rent hereunder the premium cost thereof plus interest at the maximum contractual rate (but in no event to exceed 1-1/2% per month) from the date of payment by Landlord until repaid by Tenant.

In addition to the foregoing, Tenant shall obtain certificates of insurance evidencing Commercial General Liability Insurance, including Completed Operations, Motor Vehicle Liability Insurance, and Worker’s Compensation Insurance and Employer’s Liability Insurance in the amounts required above from any contractor or subcontractor engaged by Tenant for alterations, repairs or maintenance during the Lease Term.

14.                               Damage and Destruction.

(a)                                  If the Project or Premises are damaged or destroyed by fire, tornado or other casualty, Tenant will give immediate written notice of such damage or destruction to Landlord.

(b)                                 If the Premises are totally destroyed by fire, tornado or other casualty, or if they are so damaged that rebuilding or repairs cannot in Landlord’s estimation be completed within one hundred eighty (180) days after the date upon which Landlord is notified by Tenant or otherwise obtains actual knowledge of such damage, this Lease will terminate and the unaccrued Rent (other than in the event such damage or destruction was caused by Tenant or its employees or agents) will be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

(c)                                  If the Premises are damaged by any peril covered by the insurance to be provided by Landlord under Section 13, such insurance proceeds are made available to Landlord and such rebuilding or repairs can in Landlord’s estimation be completed within one hundred eighty (180) days after the date upon which Landlord is notified by Tenant or otherwise obtains actual knowledge of such damage, this Lease will not terminate, and Landlord will proceed with reasonable diligence to rebuild and repair the Premises to substantially the condition in which it existed prior to such damage, except that Landlord will not be required to rebuild, repair or replace any part of the partitions, fixtures, additions, other improvements or personal property which may have been placed in, on or about the Premises by Tenant. If the Premises are untenantable in whole or in part following such damage, the Rent payable during the period in which they are untenantable will be reduced to such extent as may be fair and reasonable under all of the circumstances.

(d)                                 Landlord shall notify Tenant within forty-five (45) days after the date upon which Landlord is notified by Tenant or otherwise obtains actual knowledge of damage pursuant to this Section 14, if Landlord estimates that Landlord will be unable to repair and restore the Premises within said one hundred eighty (180) day period. Such notice shall set forth the approximate length of time Landlord estimates will be required to complete such repairs and restoration, and, notwithstanding anything to the contrary contained herein: (i) if Landlord estimates that it cannot complete such repairs and rebuilding within said one hundred eighty (180) day period, then Tenant may, by written notice to Landlord terminate this Lease, provided such notice is given to Landlord within fifteen (15) days after Landlord notifies Tenant of the estimated time for completion of such repairs and rebuilding; and (ii) if Landlord, irrespective the time that Landlord estimated was required to make such repairs and rebuilding, fails to complete such repairs and rebuilding within one hundred eighty (180) days after the date upon which Landlord is notified by Tenant or otherwise obtains actual knowledge of such damage, Tenant may at its option terminate this Lease by delivering written notice of termination to

Landlord. Tenant may not, in any event, terminate this Lease as hereinabove stated if the damage to the Premises or the Building is in whole or in part the result of the act, omission, fault or negligence of Tenant, its agents, contractors, employees, licensees or invitees Tenant’s termination rights wider this Section 14(d) shall be Tenant’s exclusive remedy, whereupon all rights and obligations of Landlord and Tenant under this Lease will cease and terminate.

(e)                                  In the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds, if any, be applied to such indebtedness, then Landlord will have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon all rights and obligations of Landlord and Tenant wider this Lease will cease and terminate.

15.                               Condemnation.

(a)                                  If the whole of the Premises or so much thereof as to render the balance unusable by Tenant for the proper conduct of its business shall be taken under power of eminent domain or transferred under threat thereof, then this Lease, at the option of either Landlord or Tenant exercised by either party giving written notice to the other of such election within thirty (30) days after such conveyance or taking of possession, whichever is earlier, shall forthwith cease and terminate and the Rent shall be duly apportioned as of the date of such taking or conveyance. No award for any partial or entire taking shall be apportioned between Landlord and Tenant; Tenant hereby assigns to Landlord any award which may be made in such taking or condemnation, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof. Notwithstanding the foregoing, Tenant shall be entitled to seek, directly from the condemning authority, an award for its removable trade fixtures, equipment, personal property and relocation expenses, if any, to the extent Landlord’s award is not diminished thereby. In the event of a partial taking or conveyance which does not result in a termination of this Lease, Monthly Base Rent shall be reduced in proportion to the reduction in the size of the Premises so taken or conveyed and this Lease shall be modified accordingly. Promptly after obtaining knowledge thereof, Landlord or Tenant, as the case may be, shall notify the other of any pending or threatened condemnation or taking affecting the Premises.

(b)                                 If all or any portion of the Premises shall be condemned or taken for governmental occupancy for a limited period, this Lease shall not terminate and Landlord shall be entitled to receive the entire amount of any such award or payment thereof as damages, rent or otherwise. Tenant hereby assigns to Landlord any award which may be made in such temporary taking, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof. Tenant shall, however, be entitled to an abatement of Monthly Base Rent in proportion to the reduction in size of the Premises so taken for such limited period.

16.                               Holding Over.  Tenant will, at the termination of this Lease by lapse of time or otherwise, surrender immediate possession of the Premises to Landlord. If Landlord agrees in writing that Tenant may hold over after the expiration or termination of this Lease, unless Landlord and Tenant otherwise agree in writing on the terms of such holding over, the hold over tenancy shall be deemed to be month-to-month and will be subject to termination by Landlord or by Tenant at any time upon not less than thirty (30) days’ advance written notice, and all of the other terms and provisions of this Lease will be applicable during such holdover period, except that Tenant will pay Landlord from time to time upon demand, in addition to the Additional Rent for the period of any hold over, an amount equal to double the Monthly Base Rent in effect on the termination date. No holding over by Tenant, whether with or without the consent of Landlord, will operate to extend this Lease except as otherwise expressly provided in a writing signed by Landlord. The preceding provisions of this Section 16 are not a consent for Tenant to hold over. In the event Tenant holds over without the written agreement of Landlord, the holdover tenancy shall be deemed to be a tenancy of sufferance, terminable upon five (5) days prior written notice by Landlord and otherwise subject to all of the terms and conditions of this Lease, except the Monthly Base Rent during any such tenancy at sufferance shall be equal to three (3) times the Monthly Base Rent in effect on the termination date.

17.                               Quiet Enjoyment.  Subject to the provisions of this Lease, Landlord covenants that Tenant on paying the Rent and performing the covenants of this Lease on its part to be performed shall and may peacefully and quietly have, hold and enjoy the Premises for the Term of this Lease. Landlord shall not be responsible for the acts or omissions of any other tenant or third party which may interfere with Tenant’s use and enjoyment of the Premises. In the event of any transfer or transfers of Landlord’s interest in the Premises, the Project or in the real property of which the Premises are a part, other than a transfer for security purposes only, the transferor shall automatically be relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer.

18.                               Events of Default.  The following events shall be deemed to be events of default by Tenant under this Lease:

(a)                                  Tenant shall fail to pay when due any installment of Monthly Base Rent, Additional Rent or any other amounts payable hereunder;

(b)                                 This Lease or the estate of Tenant hereunder shall be transferred to or shall pass to any other person or party in violation of the provisions of this Lease;

(c)                                  This Lease or the Premises or any part thereof shall be subject to attachment, levy or other process of law directed against Tenant and such attachment or levy shall not be discharged within fifteen (15) days after the levy or attachment thereof;

(d)                                 Tenant or any Guarantor hereof shall file a Petition in Bankruptcy or insolvency or for reorganization or rearrangement of debt under the Bankruptcy Laws of the United States or any insolvency act of any state, or shall voluntarily take advantage of any such law;

(e)                                  Involuntary proceedings under any such bankruptcy or insolvency law shall be instituted against Tenant or against any Guarantor hereof, or a receiver or trustee shall be appointed for all or substantially all of the property of Tenant or any such Guarantor and such proceedings shall not be dismissed or vacated within thirty (30) days after such institution or appointment;

(f)                                    Tenant shall abandon or vacate the Premises for ten (10) consecutive days;

(g)                                 Tenant shall fail to perform any of the other agreements, terms, covenants or conditions hereof on Tenant’s part to be performed, and such nonperformance shall continue for a period of thirty (30) days after notice thereof by Landlord to Tenant (which notice, however, shall only be given once during any calendar year with respect to any one term covenant, or condition, after which an event of default shall occur immediately upon Tenant’s breach of the same term, covenant, or condition); provided, however, that if Tenant cannot reasonably cure such nonperformance within thirty (30) days, Tenant shall not be in default if it commences cure within said thirty (30) day period and diligently pursues the same to completion, with completion to occur in any event within sixty (60) days after such notice;

(h)                                 Tenant shall fail to obtain a release of any mechanic’s lien as required herein; or

(i)                                     All or any part of the personal property of Tenant is seized, subjected to levy or attachment, or similarly repossessed or removed from the Premises.

19.                               Remedies.

(a)                                  Upon the occurrence of any event of default, Landlord will have, at its election, the option to pursue any one or more of the following remedies:

(1)                                  To give Tenant written notice of Landlord’s intention to terminate this Lease on the date such notice is given or on any later date specified therein, whereupon, on the date specified in such notice, Tenant’s right to possession of the Premises shall cease arid this Lease shall thereupon be terminated; provided however, all of Tenant’s obligations, including but not limited to, the amount of Monthly Base Rent and other obligations reserved in this Lease for the balance of the term hereof, shall immediately be accelerated and due and payable.

(2)                                  To re-enter and take possession of the Premises or any part thereof and repossess the same as Landlord’s former estate and expel Tenant and those claiming through or under Tenant, and remove the effects of both or either, using such force for such purposes as may be reasonably necessary, without being liable for prosecution thereof, without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of rent or preceding breach of covenants or conditions. Should Landlord elect to re-enter the Premises as provided in this subsection 19(a)(2), or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part thereof in Landlord’s or Tenant’s name, but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term of this Lease) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord, in its discretion, may determine, and Landlord may collect and receive the rents therefor. Landlord shall in no way be responsible or liable for any failure to relet the Premises or any part thereof or for any failure to collect any rent due upon such reletting. No such re-entry or taking possession of the Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such intention be given to Tenant. No notice from Landlord hereunder or wider a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such re-entry or reletting, to exercise its right to terminate this Lease by giving Tenant such written notice, in which event, this lease will terminate as specified in said notice.

(b)                                 in the event that Landlord does not elect to terminate this Lease as permitted in subsection 19(a)(1), but on the contrary, elects to take possession as provided in subsection 19(a)(2), Tenant shall pay to Landlord: (x) the Rent and other sums as herein provided, which would be payable hereunder if such repossession had not occurred, less (y) the net proceeds, if any, of any reletting of the Premises after deducting all of Landlord’s expenses in connection with such reletting, including but without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees, expenses of employees, alterations and repair costs and expenses of preparation for such reletting. If, in connection with any reletting, the new lease term extends beyond the existing term, or the premises covered thereby include other premises not part of the Premises, a fair apportionment of the rent received from such reletting and the expenses incurred in connection therewith as provided aforesaid will be made in determining the net proceeds from such reletting. Tenant shall pay such Rent and other sums to Landlord monthly on the days on which the Rent would have been payable hereunder if possession had not been retaken.

(c)                                  In the event this Lease is terminated, Landlord shall be entitled to recover forthwith against Tenant as damages for loss of the bargain and not as a penalty, an aggregate sum which, at the time of such termination of this Lease, represents the excess, if any, of the aggregate of the Rent and all other sums payable by Tenant hereunder that would have accrued for the balance of the term over the aggregate rental value of the Premises (such rental value to be computed on the basis of a tenant paying not only a rent to Landlord for the use and occupation of the Premises, but also such other charges as are required to be paid by Tenant under the terms of this Lease) for the balance of such term, both discounted to present worth at the rate of ten percent (10%) per annum. Alternatively, at Landlord’s option, Tenant shall remain liable to Landlord for damages in an amount equal to the Rent and other sums arising under the Lease for the balance of the term had the Lease not been terminated, less the net proceeds, if any, from any subsequent reletting, after deducting all expenses associated therewith and as enumerated above. Landlord shall be entitled to receipt of such amounts from Tenant monthly on the days on which such sums would have otherwise been payable.

(d)                                 Suit or suits for the recovery of the amounts and damages set forth above may be brought by Landlord, from time to time, at Landlord’s election and nothing herein shall be deemed to require Landlord to await the date whereon this Lease or the term hereof would have expired had there been no such default by Tenant or no such termination, as the case may be.

(e)                                  After an event of default by Tenant, Landlord may sue for or otherwise collect all rents, issues and profits payable under all subleases on the Premises, including those past due and unpaid.

(f)                                    After an event of default by Tenant, Landlord may without terminating this Lease, enter upon the Premises, with force if necessary, without being liable for prosecution of any claim for damages, without being deemed guilty of any manner of trespass and without prejudice to any other remedies, and do whatever Tenant is obligated to do under the terms of this Lease. Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with the Tenant’s obligations under this Lease; further, Tenant agrees that Landlord shall not be liable for any damages resulting to Tenant from effecting compliance with Tenant’s obligations under this subsection caused by the negligence of Landlord or otherwise.

(g)                                 No failure by Landlord to insist upon the strict performance of any agreement, term, covenant or condition hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach of such agreement, term, covenant or condition. No agreement, term, covenant or condition hereof to be performed or complied with by Tenant, and no breach thereof, shall be waived, altered or modified except by written instrument executed by Landlord. No waiver of any one breach shall affect or alter this Lease, but each and every agreement, term, covenant and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach thereof. Notwithstanding any unilateral termination of this Lease, this Lease shall continue in force and effect as to any provisions hereof which require observance or performance of Landlord or Tenant subsequent to termination.

(h)                                 Nothing contained in this Section 19 shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding, an amount equal to the maximum allowed by any statute or rule of law governing such proceeding and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal to or less than the amounts recoverable, either as damages or rent, referred to in any of the preceding provisions of this Section 19.

(i)                                     Any Rent or other amounts owing to Landlord hereunder which are not paid within five (5) days of the date they are due, shall thereafter bear interest from the due date at the rate of eighteen percent (18%) per annum (“Interest Rate”) until paid. Similarly, any amounts paid by Landlord to cure any default of Tenant or to perform any obligation of Tenant, shall, if not repaid by the Tenant within five (5) days of demand by Landlord, thereafter bear interest from the date paid by Landlord at the Interest Rate until paid. In addition to the foregoing, Tenant shall pay to Landlord whenever any Monthly Base Rent, Additional Rent or any other sums due hereunder remain unpaid more than five (5) days after the due date thereof, a late charge equal to ten percent (10%) of the amount due. Further, in the event of default by Tenant, in addition to all other rights and remedies, Landlord shall be entitled to receive from Tenant all sums, the payment of which may previously have been waived or abated by Landlord, or which may have been paid by Landlord pursuant to any agreement to grant Tenant a rental abatement or other monetary inducement or concession, including but not limited to any tenant finish allowance or moving allowance, together with interest thereon from the date or dates such amounts were paid by Landlord or would have been due from Tenant but for the abatement, monetary inducement or concession, at the Interest Rate, until paid; it being understood and agreed that such inducement, concession or abatement was made on the condition and basis that Tenant fully perform all obligations and covenants under the Lease for the entire term.

(j)                                     Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease, now or hereafter existing at law or in equity or by statute or otherwise, including, but not limited to, suits for injunctive or declaratory relief and specific performance. The exercise or commencement of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or subsequent exercise by Landlord of any or all other rights or remedies provided for in this Lease, or now or hereafter existing at law or in equity or by statute or otherwise. All costs incurred by Landlord in connection with collecting any amounts and damages owing by Tenant pursuant to the provisions of this Lease or to enforce any provision of this Lease, including by way of example, but not limitation, reasonable attorneys’ fees and court costs, shall also be recoverable by Landlord from Tenant.

(k)                                  In the event of any default by Landlord, Tenant’s exclusive remedy will be an action for damages (Tenant waives the benefit of any laws granting it a lien upon the property of Landlord or upon rent due Landlord); provided that, prior to commencing any such action Tenant will give Landlord written notice specifying such default with particularity, and, except as otherwise expressly set forth herein, Landlord will have thirty (30) days in which to cure any such default; provided, however, that if Landlord cannot reasonably cure such default within said thirty (30) day period, Landlord shall not be in default if it commences cure within said thirty (30) day period and diligently pursues the same to completion. Unless and until Landlord fails to so cure any default after such notice, Tenant will not have any remedy or cause of action by reason of such default or alleged default. All obligations of Landlord under this Lease will be construed as independent covenants, not conditions; and all such obligations will be binding upon Landlord only during the period of its ownership of the Premises. The term “Landlord” means only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner will be released and discharged from all covenants and obligations of the Landlord accruing after such transfer, but such covenants and obligations will be binding during the Lease term upon each new owner for the duration of such owner’s ownership. Landlord will not have any personal liability under this Lease; Tenant agrees to look solely to the equity or interest then owned by Landlord in the Premises. In no event shall any deficiency judgment or any money judgment of any kind be sought or obtained against Landlord or any successor landlord.

(l)                                     Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either party against the other upon any matters whatsoever arising out of or in any way connected with this Lease, Tenant’s use or occupancy of the Premises, or any claim of injury or damage.

20.                               Bankruptcy or Insolvency; Assumption; Adequate Protection.  The following shall apply in the event of the bankruptcy or insolvency of Tenant:

(a)                                  Chapter 7 Bankruptcy.  If a petition is filed by, or an order for relief is entered against Tenant under Chapter 7 of the Bankruptcy Code and the trustee of Tenant elects to assume this Lease for the purpose of assigning it, the election or assignment, or both, may be made only if all of the terms and conditions of subsections (b) and (d) below are satisfied. If the trustee fails to elect to assume this Lease for the purpose of assigning it within sixty (60) days after his appointment, this Lease will be deemed to have been rejected. To be effective, an election to assume this Lease must be in writing and addressed to Landlord and, in Landlord’s business judgment, all of the conditions hereinafter stated, which Landlord and Tenant acknowledge to be commercially reasonable, must have been satisfied. Landlord shall then immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee, and this Lease will be canceled. Landlord’s right to be compensated for damages in the bankruptcy proceeding, however, shall survive.

(b)                                 Chapter 11 or Chapter 13 Bankruptcy.  If Tenant files a petition for reorganization under chapters 11 or 13 of the Bankruptcy Code or a proceeding that is filed by or against Tenant under any other chapter of the Bankruptcy Code is converted to a chapter 11 or 13 proceeding and Tenant’s trustee or Tenant as a debtor-in-possession fails to assume this Lease within sixty (60) days from the date of the filing of the petition or the conversion, the trustee or the debtor-in-possession will be deemed to have rejected this Lease. To be effective, an election to assume this Lease must be in writing and addressed to Landlord and, in Landlord’s business judgment, all of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable, must have been satisfied:

(1)                                  The trustee or the debtor-in-possession has cured or has provided to Landlord adequate assurance, as defined in this subsection (b), that:

(a)                                  The trustee will cure all monetary defaults under this Lease within ten (10) days from the date of the assumption; and

(b)                                 The trustee will cure all non-monetary defaults under this Lease within thirty (30) days from the date of the assumption.

(2)                                  The trustee or the debtor- in-possession has compensated Landlord, or has provided to Landlord adequate assurance, as defined in this subsection (b), that within ten (10) days from the date of the assumption Landlord will be compensated for any pecuniary loss it incurred arising from the default of Tenant, the trustee, or the debtor-in-possession as recited in Landlord’s written statement of pecuniary loss sent to the trustee or the debtor-in-possession.

(3)                                  The trustee or the debtor-in-possession has provided Landlord with adequate assurance of the future performance of each of Tenant’s obligations under the Lease; provided, however, that:

(a)                                  The trustee or debtor-in-possession will also deposit with Landlord, as security for the timely payment of Rent, an amount equal to three (3) months’ Monthly Base Rent and other monetary charges accruing under this Lease.

(b)                                 If not otherwise required by the terms of this Lease, the trustee or the debtor-in-possession will also pay in advance, on each day that the Rent is payable, one-twelfth of Tenant’s annual obligations under the lease for the Additional Rent.

(c)                                  From and after the date of the assumption of this Lease, the trustee or the debtor-in-possession will pay the Rent payable under this Lease in advance in equal monthly installments on each day that the Rent is payable.

(d)                                 The obligations imposed upon the trustee or the debtor-in-possession will continue for Tenant after the completion of bankruptcy proceedings.

(4)                                  Landlord has determined that the assumption of this Lease will not:

(a)                                  Breach any provision in any other lease, mortgage, financing agreement, or other agreement by which Landlord is bound relating to the Project; or

(b)                                 Disrupt, in Landlord’s judgment, the tenant mix of the Project or any other attempt by Landlord to provide a specific variety of tenants in the Project that, in Landlord’s judgment, would be most beneficial to all of the tenants of the Project and would enhance the image, reputation, and profitability of the Project.

(5)                                  For purposes of this subsection (b), “adequate assurance” means that:

(a)                                  Landlord will determine that the trustee or the debtor-in-possession has, and will continue to have, sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the trustee or the debtor-in-possession will have sufficient funds to fulfill Tenant’s obligations under this Lease and to keep the Premises properly staffed with sufficient employees to conduct a fully operational, actively promoted business on the Premises; and

(b)                                 An order will have been entered segregating sufficient cash payable to Landlord or a valid and perfected first lien and security interest will have been granted in property of Tenant, trustee, or debtor-sin-possession that is acceptable for value and kind to Landlord, to secure to Landlord the obligation of the trustee or debtor-in-possession to cure the monetary or non-monetary defaults under this Lease within the time periods set forth above.

(c)                                  Termination Upon Bankruptcy.  In the event that this Lease is assumed by a trustee appointed for Tenant or by Tenant as debtor-in-possession under the provisions of subsection (b) above and, thereafter, Tenant is either adjudicated a bankrupt or files a subsequent petition for rearrangement under Chapter 11 of the Bankruptcy Code, then Landlord may terminate, at its option, this Lease and all Tenant’s rights under it, by giving written notice of Landlord’s election to terminate.

(d)                                 Assignment by Bankruptcy Trustee.  If the trustee or the debtor-in-possession has assumed the Lease, under the terms of subsection (a) or (b) above, and elects to assign Tenant’s interest under this Lease or the estate created by that interest to any other person, that interest or estate may be assigned only if Landlord acknowledges in writing that the intended assignee has provided adequate assurance, as defined in this subsection (d), of future performance of all of the terms, covenants, and conditions of this Lease to be performed by Tenant. For the purposes of this subsection (d) of this Section 20, “adequate assurance of future performance” means that Landlord has ascertained that each of the following conditions has been satisfied:

(1)                                  The assignee has submitted a current financial statement, audited by a certified public accountant, that shows a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by the assignee of Tenant’s obligations under this Lease;

(2)                                  If requested by Landlord, the assignee will obtain guarantees, in form and substance satisfactory to Landlord from one or more persons who satisfy Landlord’s standards of creditworthiness;

(3)                                  Landlord has obtained all consents or waivers from any third party required under any lease, mortgage, financing arrangement, or other agreement by which Landlord is bound, to enable Landlord to permit the assignment;

(4)                                  When, pursuant to the Bankruptcy Code, the trustee or the debtor-in-possession is obligated to pay reasonable use and occupancy charges for the use of all or part of the Premises, the charges will not be less than the Monthly Base Rent as defined in this Lease and Additional Rent and other monetary obligations of Tenant included herein as Rent.

(e)                                  No Waiver.  Neither Tenant’s interest in the Lease nor any estate of Tenant created in the Lease will pass to any trustee, receiver, assignee for the benefit of creditors, or any other person or entity, or otherwise by operation of law under the laws of any state having jurisdiction of the person or property of Tenant unless Landlord consents in writing to the transfer. Landlord’s acceptance of Rent or any other payments from any trustee, receiver, assignee, person, or other entity will not be deemed to have waived, or waive, the need to obtain Landlord’s consent or Landlord’s right to terminate this Lease for any transfer of Tenant’s interest under this Lease without that consent.

21.                               Subordination and Attornment.  Tenant accepts this Lease and the Premises subject and subordinate to any mortgage(s) or deed(s) of trust now or at any time hereafter constituting a lien or charge upon the Premises or the Project. This provision is self-operative and no further instrument of subordination will be required in order to effect it. Tenant will at any time on demand execute any instruments, releases or other documents which may be required by any mortgagee for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage or deed of trust. Tenant agrees that if the holder of any mortgage, deed of trust or other encumbrance encumbering the Project succeeds to Landlord’s interest in the Premises, Tenant will pay to such holder all Rents subsequently payable under this Lease and Tenant will, upon request of such successor in interest, automatically become the Tenant of and attorn to such successor in interest without change in the terms or provisions of this Lease. Such successor in interest will not be bound by (a) a payment of Monthly Base Rent or Rent for more than one month in advance or (b) any amendment or modification of this Lease made without the written consent of such successor in interest. Tenant will, upon demand, execute, acknowledge and deliver an instrument or instruments confirming such attornment.

22.                               Mechanic’s Liens and Tenant’s Taxes.

(a)                                  Tenant shall pay or cause to be paid all costs for work done by or on behalf of Tenant or caused to be done by or on behalf of Tenant on the Premises of a character which will or may result in liens against Landlord’s interest in the Premises or Project and Tenant will keep the Premises and Project free and clear of all mechanic’s liens and other liens on account of work done for or on behalf of Tenant or persons claiming under Tenant. Tenant hereby agrees to indemnify, defend and save Landlord harmless of and from all liability, loss, damages, costs or expenses, including reasonable attorneys’ fees, incurred in connection with any claims of any nature whatsoever for work performed for, or materials, services or supplies furnished to Tenant, including lien claims of laborers, materialmen or others. Should any such liens be filed or recorded against the Premises or Project with respect to work done, services performed for or materials supplied to or on behalf of Tenant or should any action affecting the title thereto be commenced, Tenant shall cause such liens to be released of record within five (5) days after notice thereof. If Tenant desires to contest any such claim of lien, Tenant shall nonetheless cause such lien to be released of record by the posting of adequate security with a court of competent jurisdiction as may be provided by Colorado’s mechanic lien statutes. If Tenant shall be in default in paying any charge for which such a mechanic’s lien or suit to foreclose such a lien has been recorded or filed and shall not have caused the lien to be released or suit dismissed as aforesaid, Landlord may (but without being required to do so) pay such lien or claim and any costs associated therewith, and the amount so paid, together with reasonable attorneys’ fees incurred in connection therewith, shall be immediately due from Tenant to Landlord as Additional Rent.

(b)                                 Tenant shall be liable for and shall pay at least ten (10) days before delinquency and Tenant hereby agrees to indemnify and hold Landlord harmless from and against any liability in connection with, all taxes levied against any personal property, fixtures, machinery, equipment, apparatus, systems and appurtenances placed by or on behalf of Tenant in or about or utilized by Tenant in, upon or in connection with the Premises (“Equipment Taxes”). If any Equipment Taxes are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such personal property, fixtures, machinery, equipment, apparatus, systems or appurtenances of Tenant, and if Landlord, after written notice to Tenant, pays the Equipment Taxes or taxes based upon such an increased assessment (which Landlord shall have the right to do regardless of the validity of such levy, but under proper protest if requested by Tenant prior to such payment and if payment under protest is permissible), Tenant shall pay to Landlord upon demand, as Additional Rent hereunder, the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment; provided, however, that in any such event, Tenant shall have the right, on behalf of Landlord and with Landlord’s full cooperation, but at no cost to Landlord, to bring suit in any court of competent jurisdiction to recover the amount of any such tax so paid under protest, and any amount so recovered shall belong to Tenant (provided Tenant has previously paid such amount to Landlord). Notwithstanding the foregoing to the contrary, Tenant shall cooperate with Landlord to the extent reasonably necessary to cause the fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the Project or the real property of which the Premises form a part, and Landlord shall use reasonable efforts to treat all other Tenants on the same basis.

(c)                                  Tenant shall pay to Landlord, as Additional Rent, any excise, sales, privilege or other tax, assessment or other charge (other than income or franchise taxes) imposed, assessed or levied by any governmental or quasi-governmental authority or agency upon Landlord on account of this Lease, the Rent or other payments made by Tenant hereunder, any other benefit received by Landlord hereunder, Landlord’s business as a lessor hereunder, or otherwise in respect of or as a result of the agreement or relationship of Landlord and Tenant hereunder.

23.                               Authorities for Action and Notice.

(a)                                  Except as otherwise provided herein, Landlord may, for any matter pertaining to this Lease, act by and through its Project manager or any other person designated in writing from time to time.

(b)                                 All notices or demands required or permitted to be given to Landlord hereunder shall be in writing, and shall be deemed duly served when received, if hand delivered and receipted for, or three (3) days after deposit in the United States mail, with proper postage prepaid, certified mail, return receipt requested, addressed to Landlord at its address as specified in Section 1 hereof. All notices or demands required to be given to Tenant hereunder shall be in writing, and shall be deemed duly served when received, if hand delivered, or three (3) days after deposited in the United States mail, with proper postage prepaid, certified mail, return receipt requested, addressed to Tenant at its address as specified in Section 1 hereof. Either party shall have the right to designate in writing, served as above provided, a different address to which notice is to be provided. The foregoing shall in no event prohibit notice from being given as provided in Rule 4 of the Colorado Rules of Civil Procedure, as the same may be amended from time to time.

24.                               Estoppel Certificates.  Tenant agrees that, from time to time, upon not less than ten (10) business days prior request by Landlord (and which ten-day period is not subject to any notice and cure periods otherwise provided under this Lease), Tenant shall execute and deliver to Landlord a written Certificate in substantially the form and substance of Exhibit G attached hereto and made a part hereof, certifying that this Lease is in full force and effect, the date to which rent has been paid, the unexpired Term of the Lease, that not more than one (1) month’s rental has been paid in advance, and all other matters and statements pertaining to this Lease as may be requested by Landlord or Landlord’s respective lenders. If Tenant fails to execute and deliver any such Certificate within ten (10) days after such request, then such failure shall constitute a material default by Tenant under this Lease, and in such event, Tenant agrees to pay to Landlord as liquidated damages therefore (and in addition to all equitable remedies available to Landlord) an amount equal to Five Hundred Dollars ($500.00) per day for each day that Tenant fails to so deliver such Certificate to Landlord after the expiration of such ten (10) day period.

If Tenant fails to execute any such instrument within said ten (10) day period, Tenant irrevocably appoints Landlord as its attorney-in-fact, in Tenant’s name, to execute such instrument and Tenant’s failure to deliver such Estoppel Certificate within said ten (10) day period shall be conclusive upon Tenant that this Lease is in full force and effect, without modification, except as may be represented by Landlord, that there are no uncured defaults in Landlord’s performance, not more than one (1) month’s rental has been paid in advance, and that all other statements required to be made in the Estoppel Certificate are conclusively made.

It is understood and agreed that Tenant’s obligation to furnish such Estoppel Certificates in a timely fashion is a material inducement for Landlord’s execution of this Lease.

25.                               Landlord’s Review of Tenant’s Documents. In the event Tenant shall request Landlord’s approval of, or consent to, any documents/instruments concerning Tenant’s financing arrangements or security agreements with third parties, or any other document/instrument review for Tenant’s benefit, Tenant agrees that it shall pay, as so much Additional Rent under this Lease, Landlord’s reasonable administrative costs and attorneys’ fees, costs and expenses incurred with respect to Landlord’s review, approval or rejection thereof.

26.                               Miscellaneous.

(a)                                  Words of any gender used in this Lease will be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context otherwise requires.

(b)                                 The terms, provisions, covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon, the parties to this Lease and their respective heirs, legal representatives, successors and permitted assigns, except as otherwise expressly provided in this Lease. Landlord shall have the right to transfer and assign, in whole or in part, its rights and obligations in the Project and this Lease. Each party agrees to furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the authorization of such party to enter into this Lease, and the binding authority of the signatory hereto.

(c)                                  The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(d)                                 This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties to this Lease.

(e)                                  All obligations of Tenant under this Lease which are not fully performed as of the expiration or earlier termination of this Lease will survive the expiration or earlier termination of the Lease term, including without limitation all payment obligations with respect to taxes and insurance and all obligations concerning the condition of the Premises. Upon the expiration or earlier termination of this Lease, and prior to Tenant’s vacating the Premises, Tenant will pay to Landlord any amount reasonably estimated by Landlord to put the Premises, including without limitation all heating and air conditioning systems and equipment therein, in good condition and repair. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as reasonably estimated by Landlord, of Tenant’s obligation for real estate taxes and insurance premiums for the year in which the Lease expires or terminates. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant under this Lease, with Tenant being liable for any additional costs upon demand by Landlord, or with any excess to be returned to the Tenant after all such obligations have been determined and satisfied, as the case may be. Any security deposit held by Landlord may, upon Landlord’s election, be credited against the amount payable by Tenant under this subsection.

(f)                                    If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Term of this Lease, then arid in that event, it is the intention of the parties to this Lease that the remainder of this Lease will not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

(g)                                 Landlord reserves the right to relocate the Premises to substantially comparable space within the Project. Landlord will give Tenant written notice of its intention to relocate the Premises, and Tenant will complete its relocation within thirty (30) days after Landlord’s notice. The Monthly Base Rent of the new premises will not exceed the Monthly Base Rent for the Premises unless Landlord and Tenant otherwise agree in writing. Effective on the date of such relocation this Lease will be amended by deleting the description of the Premises and substituting for it a description of the new premises. Landlord agrees to pay the reasonable costs of moving Tenant to such other space within the Project.

(h)                                 This Lease is an offer only, subject to prior leasing of the Premises and such offer is subject to withdrawal or non-acceptance by Landlord or to other leasing of the Premises without notice. This Lease will not be valid or binding unless and until accepted by Landlord in writing and a fully executed copy has been delivered to both parties to this Lease.

(i)                                     Landlord shall pay a commission to the Landlord’s Broker identified in Section 1 of this Lease pursuant to a separate agreement between them. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction (other than the Tenant’s Broker identified in Section 1). Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this Lease, including, without limitation, Tenant’s Broker.

(j)                                     Time is of the essence hereof.

(k)                                  This Lease shall be governed by and construed in accordance with the applicable laws of the State of Colorado.

(l)                                     This Lease, together with the exhibits attached hereto, contains the entire agreement of the parties and, except as otherwise expressly set forth herein, may not be amended or modified in any manner except by an instrument in writing signed by both parties.

(m)                               Whenever any term, covenant or provision of this Lease grants to Landlord a right of approval or consent, Landlord agrees that such consent or approval, except as otherwise specifically provided, will not be unreasonably withheld nor delayed.

(n)                                 Wherever there is provided in this Lease a time limitation for performance by Landlord or Tenant of any obligation, including but not limited to obligations related to construction, repair, maintenance or service (but excluding Tenant’s obligation to pay Rent and other monetary obligations of Tenant hereunder), the time provided for shall be extended for as long as, and to the extent that delay in compliance with such limitation is due to, an act of God, government control, labor disputes, strikes, civil disturbance or other factors beyond the reasonable control of either Landlord or Tenant, as applicable.

(o)                                 Neither Tenant nor anyone acting through, for, or in place of Tenant, including but not limited to any trustee, receiver, trustee in bankruptcy or other liquidating agent, shall conduct or advertise on or from or pertaining to the Premises, any auction or close-out or going out of business or liquidation sale.

LANDLORD:	WKB VALUE PARTNERS, a Delaware limited Partnership

	By:	KOLL BREN SCHREIBER REALTY ADVISORS, INC., a Delaware corporation, its Authorized Managing Agent

		By:	/s/ Steve Jarecki
Steve Jarecki, or Vice President

TENANT:	MCFSA, LTD., a Texas limited partnership d/b/a Metroplex Control Systems

	By:	Metroplex Commercial Fire & Security Alarms, Inc., its general partner

		By:	/s/ [ILLEGIBLE]
		Name:	/s/ [ILLEGIBLE]
		Its:	President

ADDENDUM
TO
ARAPAHOE BUSINESS PARK I LEASE AGREEMENT

This ADDENDUM TO ARAPAHOE BUSINESS PARK I LEASE AGREEMENT (this “Addendum”) is attached to and made part of that certain Arapahoe Business Park I Lease Agreement (the “Lease”) dated November 19, 2002, between WKB VALUE PARTNERS, L.P., a Delaware limited partnership (“Landlord”) and MCFSA, LTD., a Texas limited partnership d/b/a Metroplex Control Systems (“Tenant”) as if set forth therein in full. Any initially capitalized terms not defined in this Addendum shall have the meaning set forth in the Lease. In the event of a conflict between the terms hereof and the terms of the Lease the terms of this Addendum shall control.

1.             The following paragraph is added to the Lease as Section 2(d):

(d)           Early Access.  From arid after December 21, 2002, but prior to the Commencement Date, Tenant, at its sole risk but with no obligation to pay Rent, may enter the Premises for the purpose of installing furniture, fixtures and equipment and other leasehold improvements (“FF&E”), including, but not limited to, wall and floor coverings, millwork and draperies, provided that such entry and work do not unreasonably interfere in any way with the performance of Landlord’s Work or with other workers or Tenants in or about the building or buildings in which the Premises are located. Any such entry by Tenant shall be subject to all terms and conditions of this Lease, which shall be in full force and effect, except for Tenant’s obligation to pay Rent. At any time during such period of early entry, if Landlord notifies Tenant that Tenant’s entry or work is interfering with or delaying the performance of work to be performed by Landlord or other workers in and about the Building, or causing any disruption whatsoever, Tenant shall forthwith discontinue any further work and shall vacate the Premises, and shall cause its workmen or contractors to remove therefrom, any equipment, materials or installations which are the subject of Landlord’s notice. All rights of Tenant under this Section 2(d) will be subject to the requirements of applicable building codes and zoning requirements so as not to interfere with Landlord’s obtaining of a certificate of occupancy for the Premises. Landlord has the right to impose such additional conditions on Tenant’s early entry as Landlord, in its sole discretion, deems appropriate, and will further have the right to require that Tenant execute an early entry agreement containing such conditions prior to Tenant’s early entry.

2.             The following paragraph is added to the Lease as Section 2(e):

(e)           Option to Extend Term.  Provided that no event of default has occurred and is continuing beyond any applicable cure period, Tenant shall have one (1) option to renew this Lease for one (1), additional five (5) year term (the “Extended Term”) by giving written notice (“Tenant’s Extension Notice”) to Landlord at least six (6) months prior to the expiration of the Primary Lease Term. The Extended Term shall be on the same terms, conditions, and rentals set forth in the Lease, except (i) Tenant shall

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Renewal Option:

Amount of Security Deposit:

2.             The Lease represents the entire agreement between Landlord and Tenant and has not been modified or amended except as indicated above.

3.             The Lease (modified as indicated above) is presently in full force and effect in accordance with its terms and Tenant has accepted the Premises.

4.             All rent and additional rent payable under the Lease as of the date of this certificate has been paid in full and no rent or additional rent to become payable under the Lease has been paid more than 30 days in advance.

5.             No options to purchase or tights of first refusal are contained in the Lease, and there are no other agreements between Landlord and Tenant, oral or written, regarding the Premises or the Property, except as stated in the Lease.

6.             To the best of Tenant’s knowledge, no party to the Lease is in default thereunder, and no event has occurred which, with the giving of notice or the passage of time, or both, would constitute a default thereunder.

7.             Tenant has no counterclaims, liens, defenses or offsets to its obligations under the Lease or to the enforcement of any of the Landlord’s rights thereunder, and Tenant has no outstanding claim for credit reimbursement on account of Tenant’s improvements to the Premises.

8.             Landlord has completed all alterations, additions, painting and refurbishing to the Premises and the Property required to be performed by Landlord, and there are no rent concessions, rebates, free rents or similar inducements except as set forth in the Lease.

9.             The Lease is subject and subordinate to any and all existing and future mortgages and any ground lease of the Premises.

10.           [USE THIS PROVISION IF ESTOPPEL FOR LENDER.] Tenant acknowledges that if Lender succeeds to the interest of Landlord under the Lease, Lender shall not be liable for any act or omission of any prior landlord (including Landlord), liable for the return of any advance rental deposit or any security deposit (unless such sums have actually been received by Lender as security for Tenant’s performance under the Lease), subject to any offset or defense which Tenant may have against any such prior landlord or bound by any rent or additional rent Tenant may have paid for more than the current month, or bound by any assignment, surrender, termination, cancellation, waiver, release, amendment or modification of the Lease not expressly permitted by the Lease made without its express written consent. Notwithstanding the foregoing, provided that Tenant is not then in default under the terms of the Lease and that

G-2

Tenant has not previously assigned the Lease or sublet the Premises, by operation of law or otherwise, if Lender succeeds to the interest of Landlord under the Lease and Lender has not actually received the Security Deposit paid by Tenant to Landlord under Section 3(b) of the Lease, Lender shall, on the first day of the last month of the Lease Term, credit the amount of the Security Deposit towards the Base Rent due from Tenant for such month.

11.                                 [USE THIS PROVISION IF ESTOPPEL FOR LENDER.]  If Lender succeeds to the interest of Landlord under the Lease by any means, Tenant agrees to attorn to Lender and be bound to Lender under all the terms of the Lease on the condition that Lender does not disturb the possession of the Tenant under the Lease if the Lease is in full force and effect and the Tenant is not then in default under the Lease.

Tenant acknowledges that Purchaser and Lender have requested this certificate in connection with a proposed purchase and financing of the Property, and that Purchaser and Lender may rely on the information set forth in this certificate.

TENANT:	MCFSA LTD., a Texas limited partnership d/b/a Metroplex Control Systems

	By:	Metroplex Commercial Fire & Security Alarms, Inc., its general partner

By:
Name:
Its:

Dated:

G-3

affected. However, if for any reason the Leasehold Improvements are not complete within six (6) months following the Commencement Date (as such date may have been extended by any other provision of this Lease), Tenant’s Rent shall be abated until such time as the Leasehold Improvements are substantially complete.

7.3.                              Tenant Delays.  Except for delays caused by the acts or omissions of Landlord or by events of Force Majeure, no delays in completion of the Leasehold Improvements for any reason whatsoever shall postpone the Commencement Date. Specifically, without limiting the generality of tie foregoing, the Commencement Date shall not be postponed on account of delays caused by Tenant’s requirements for the Leasehold Improvements, by shortages, by unavailability of long lead procurement items of unusual or nonstandard materials required for the Leasehold Improvements, or on account of any other delay caused by Tenant.

8.                                       MISCELLANEOUS.

8.1.                              Ownership of Improvements.  Tenant acknowledges and agrees that, subject to Section 8 of the Lease, any and all construction, other leasehold improvements and fixtures, at any time constructed, placed, or maintained upon the Premises whether or not paid for by Tenant shall be and remain the property of Landlord, or of Landlord’s successors or assigns.

8.2.                              Conflicts.  In the event of any conflict between the provisions of the Lease and the provisions of this Work Letter, the provisions of the Lease will control.

8.3.                              Effect of Landlord Approval.  No approval by Landlord of any drawings, plans, or specifications that are prepared in conjunction with construction of the Leasehold Improvements in the Premises will constitute a representation or warranty by Landlord as to the adequacy or sufficiency of such drawings, plans or specifications, or the improvements to which they relate, for any use purpose of condition, including conformity to any applicable codes or laws, but such approval will merely be the consent of Landlord to the construction or installation of improvements in the Premises, according to said drawings, plans, or specifications.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

F-4

have no further right of renewal after the Extended Term prescribed above, and (ii) the rental rate for the Extended Term shall be the then prevailing Market Rate (defined below). Upon receipt of Tenant’s Extension Notice, Landlord shall have twenty (20) days in which to respond in writing to Tenant with the then prevailing Market Rate. “Market Rate” shall be equal to whatever lease rates (plus whatever periodic adjustments) Landlord is quoting to prospective tenants for new leases of comparable space in the Project at the time of Tenant’s Extension Notice, or if no comparable space exists in the Project, then whatever is then being quoted to prospective tenants for new leases of reasonably comparative space in reasonably comparable office buildings within the same general geographic area as the Project, taking into account any concessions or tenant improvement allowances then being given. Notwithstanding the above provisions to the contrary: (a) in no event will the lease rental rate for the Extended Term be less than the annual rent and monthly installments due in the last year of the Primary Lease Term; and (b) if Tenant has not agreed in writing to accept the Market Rate before ninety (90) days prior to the expiration of the Primary Lease Term, Landlord at its option may terminate the Lease as of the expiration of the Primary Lease Term. If Landlord has not exercised the option contained in subpart (b) of the immediately preceding sentence, but Tenant has not agreed in writing to accept the Market Rate prior to the expiration of the Primary Lease Term, the Lease shall terminate at the expiration of the Primary Lease Term.

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EXHIBIT A

PREMISES

A-1

EXHIBIT B

LEGAL DESCRIPTION OF THE PROJECT

Lot 4, Block 1,
Arapahoe Airport Center Joint Venture Filing No. 2,
TOGETHER with perpetual non-exclusive easements over and across a portion of Lot 3, Block 1, Arapahoe Airport Center Joint Venture Filing No. 2 as created by Easement Agreement dated August 16, 1983, recorded August 18, 1983 in Book 3945 at Page 238, and Corrective Addendum to Easement Agreement recorded October 7, 1987 in Book 5281 at Page 245, County of Arapahoe, State of Colorado.

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EXHIBIT C

ESTOPPEL AND COMMENCEMENT DATE CERTIFICATE

THIS ESTOPPEL AND COMMENCEMENT DATE CERTIFICATE (“Certificate”) is executed this           day of                   , 2002, by WKB VALUE PARTNERS, a Delaware limited partnership (“Landlord”) and MCFSA, LTD., a Texas limited partnership d/b/a Metroplex Control Systems (“Tenant”) with respect to and forming a part of that certain Arapahoe Business Park I Lease Agreement (“Lease”) dated                                             , 2002, for the premises commonly known as 7388 South Revere Parkway, Units 601 through 604, Centennial, Colorado 80112 (“Premises”).

RECITALS

A.            The parties desire to reaffirm or amend and certify to certain provisions of the Lease.

B.            The parties desire that the matters set forth herein be conclusive and binding on the parties.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             The Lease Commencement Date is deemed and agreed to be                                 , 2003, and the Lease Expiration Date is agreed and deemed to be                                     , 2008, unless sooner terminated, as provided in the Lease.

2.             Tenant’s first installment of Monthly Base Rent in the amount of                                                    Dollars ($     ) for the period of                                                          (is due on) (was paid on)                                             , 2003.

3.             Tenant’s first installment of Tenant’s Pro Rata Share of Operating Expenses in the amount of                                                                             Dollars ($       ) (is due on) (was paid on)                         , 2003.

4.             By execution hereof, Tenant acknowledges and agrees that all improvements or other work required of Landlord has been satisfactorily performed and Tenant hereby accepts the Premises in full compliance with the terms and conditions of the Lease.

5.             Except as may be amended herein, all terms and conditions of the Lease shall continue in full force and effect and are hereby republished and reaffirmed in their entirety.

6.             This Certificate shall be binding upon and may be relied upon by the parties hereto and their respective legal representatives, successors and assigns.

C-1

IN WITNESS WHEREOF, the parties have executed this Certificate as of the day and year first above written.

LANDLORD:		WKB VALUE PARTNERS, a Delaware limited Partnership

By:		KOLL BREN SCHREIBER REALTY ADVISORS, INC., a Delaware corporation, its Authorized Managing Agent

By:
Steve Jarecki, Senior Vice President

TENANT:	MCFSA LTD., a Texas limited partnership d/b/a Metroplex Control Systems

	By:	Metroplex Commercial Fire & Security Alarms, Inc., its general partner

By:
Name:
Its:

C-2

EXHIBIT D

GUARANTY OF LEASE

Intentionally Omitted

D-1

EXHIBIT E

RULES AND REGULATIONS

1.                                       At all times during the Term of this Lease the Landlord shall have the right by itself, its agents and employees, to enter into and upon the Premises during reasonable business hours for the purpose of examining and inspecting the same and determining whether the Tenant shall have complied with his obligations under the Lease and the Rules and Regulations contained herein, with respect to the care and maintenance of the Premises and the repair or rebuilding of the improvements thereon, when necessary.

2.                                       Tenant shall not use the name of the Project for any purpose other than Tenant’s business address and shall never use a picture or likeness of the Project or Premises in any advertisement, notice or correspondence without the Landlord’s written consent thereto. Landlord hereby consents to Tenant’s use of a picture of the building in which the Premises are located in tenant’s advertising brochure and computer website.

3.                                       Tenant shall not make or permit any noise, vibration or odor that is objectionable to the public, or to other occupants of the Project, to emanate from the Premises and shall not create or maintain a nuisance thereon and shall not disturb, solicit or canvass any occupant and shall not do any act tending to injure the reputation of the Project or the Premises. Nor shall Tenant use the Premises for lodging, sleeping, cooking (except normal office kitchen use), or for any immoral or illegal purpose or for any purpose that will damage the Project, or the reputation thereof, or for any purposes other than those specified in this Lease.

4.                                       Tenant shall not place or permit any radio antenna, loud speakers, sound amplifiers, or similar devices on the roof or outside of the Premises or Project. Notwithstanding the foregoing, subject to Tenant’s compliance with the requirements of Section 8, above, Tenant may install on the exterior of the building in which the Premises are located, a closed circuit television security camera, access control card readers, and one fire alarm horn/strobe unit if required by applicable governmental laws, ordinances, codes, or regulations.

5.                                       The sidewalks, entrances, passages, vestibules, stairways, corridors, halls, parking and loading areas must not be obstructed or encumbered or used for any purpose other than ingress and egress to and from the Premises. No furniture or other items shall be placed in front or back of the Premises, or on/in any sidewalks, entrances, passages, vestibules, stairways, corridors, halls, loading or parking areas. Landlord shall have the right to remove all non-permitted furniture or other items, without notice to Tenant, and at the expense of Tenant.

6.                                       Supplies, goods, materials, packages, furniture and all such items of every kind are to be delivered at the entrance point provided therefor, or in such manner as the Landlord may provide and the Landlord is not responsible for the loss or the damage of any such property notwithstanding such loss or the damage which may occur through the carelessness or negligence of the employees of the Project.  All such items moved in or out of the Project or Premises shall be done at such time and in such manner as acceptable to the Landlord.

7.                                       Tenant shall see that the windows and doors of the Premises are closed and securely locked before leaving the Project or Premises. Tenant must observe strict care and caution that all water faucets or other apparatus are entirely shut off before Tenant or Tenant’s employees leave the Project or Premises and that all electricity, gas or air shall likewise be carefully shut off, so as to prevent waste or damage, and for any default or carelessness Tenant shall make good all injuries sustained by Landlord or other Tenants or occupants of the Project or Premises.

8.                                       If Tenant elects to install any concession or vending machine in the Premises, such machines and their products shall be limited to the express use of Tenant and its employees and guests. Tenant shall not sell from the Premises the following items: cigars, cigarettes, tobaccos, pipes, candies, newspapers, magazines or greeting cards.

9.                                       Landlord reserves the right to designate all sources furnishing sign painting, lettering or awnings and to establish a limitation on sign or awning styles and format. Tenant shall affix no additional signage or awnings not considered Project standard, in the Landlord’s discretion, without prior written approval of Landlord. Landlord shall have the right to remove all non-permitted signs or awnings, without notice to Tenant, and at the expense of Tenant.

10.                                 The Landlord at all times shall have the right to amend, modify or waive any of the foregoing Rules and Regulations and to make such other and future rules and regulations as the Landlord may adopt, provided such changes shall not unreasonably interfere with the Permitted Use of the Premises. Tenant agrees to comply with all such rules and regulations upon notice to Tenant from Landlord thereof. In the event of any breach of any rules and regulations herein set forth or any reasonable amendments, modifications or additions hereto, Landlord shall have all remedies in this Lease provided for in the event of default by Tenant.

11.                                 The failure of the Landlord to seek redress for violation of, or insist upon the strict performance of any covenants or conditions of this Lease or any of the Rules and Regulations set forth above or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of any original violation. The receipt by Landlord of Rent with knowledge of the breach of any covenant of this Lease or breach of these Rules aid Regulations shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of these Rules and Regulations as set forth above or hereafter adopted against Tenant or any other tenant in the Project shall not be deemed a waiver of any such Rules and Regulations.

12.                                 Landlord shall not be liable to Tenant for violation of any said Rules and Regulations or the breach of any covenant or condition in any Lease by any other tenant in the Project.

13.           No act or thing done or omitted to be done by Landlord or Landlord’s agent during the Term of the Lease which is necessary to enforce these Rules and Regulations shall constitute an eviction by Landlord nor shall it be deemed a surrender or acceptance of the Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or Landlord’s agent shall have any power to accept the keys of the Premises prior to the termination of the Lease. The delivery of keys to any employee of Landlord or Landlord’s agent shall not be construed as a termination of the Lease or a surrender of the Premises.

14.           Tenant and its employees, agents and invitees shall park their vehicles only in those parking areas designated by Landlord. Tenant shall not permit any vehicle in a state of disrepair (including without limitation, flat tires, out of date inspection stickers or license plates) in the parking areas. Tenant shall not park any vehicle, truck, car, trailer or boat in the parking area for longer than 24 hours without Landlord’s prior written approval. If Tenant or its employees, agents or invitees park their vehicles in areas other than designated parking areas for longer than 24 hours, Landlord shall have the right without notice to Tenant to remove such vehicle at Tenant’s expense. Tenant shall not permit the washing or repair of any vehicle on the parking areas.

15.           No animals, except as required by law, e.g. seeing eye dogs, shall be permitted in or on the Premises or Project.

16.           Except for Tenant Alterations consented to by Landlord pursuant to Section 8 of the Lease, no additional lock or locks shall be placed by Tenant on any doors in the Premises without the prior written consent of Landlord.

17.           Tenant shall not conduct in or about the Premises or Project any auction, public or private, without the prior written consent of Landlord.

18.           Tenant shall not allow to be deposited any trash, refuse, cigarettes, or other substances of any kind within or without the Premises or Project except in refuse containers provided therefore. Landlord shall provide appropriate trash bins located outside in the Project for removal of trash from the building and Tenant shall perform janitorial trash removal in accordance with Section 7 of the Lease. Tenant shall not introduce onto the Project or Premises any item or substance which might add an undue burden to the cleaning or maintenance of the Premises or Project. Tenant shall exercise its best efforts to keep the sidewalks, entrances, passages, courts, lobby areas, garages or parking areas, stairways, vestibules, corridors and halls in and about the Premises and Project clean and free from rubbish.

EXHIBIT F

WORK LETTER AGREEMENT

(Improvements Based on Space Plan)

This Exhibit “F” is attached to and made a part of that certain Lease, dated November 19, 2002 by and between WKB Value Partners, L.P. (“Landlord”), and MCFSA, LTD., a Texas limited partnership d/b/a Metroplex Control Systems (“Tenant”), covering the premises known as: 7388 South Revere Parkway, Units 601 through 604, Centennial, Colorado 80112.

I.                                         TERMS: The following terms are defined in this Work Letter:

1.1.          “Building” means the building or buildings in the Project in which the Premises are located.

1.2.          “Building Standard Materials” means the quantity, quality, and style of materials, finishes, and workmanship to be used during construction of the Leasehold Improvements, which may be specified or changed from time to time by Landlord, in Landlord’s sole discretion, for the Building.

1.3.          “Construction Documents” means complete construction plans and specifications, including architectural, mechanical and electrical plans and specifications, prepared by Landlord’s Architect for the Leasehold Improvements, based on the Space Plan.

1.4.          “Landlord’s Architect” means an architect or an engineer chosen by Landlord, in Landlord’s sole discretion, for the preparation of the Construction Documents.

1.5.          “Leasehold Improvements” means all alterations, leasehold improvements, and installations to be constructed or installed by Landlord for Tenant in the Premises according to this Work Letter.

1.6.          “Space Plan” means the schematic space plan for the Leasehold Improvements to the Premises dated November 8, 2002, and prepared by McDermott Planning & Design, Inc., including a full and accurate description of the size and location of all partitions and doors, as well as equipment that could affect structural components, service systems or facilities of the Building.

Any capitalized term used in this Work Letter and not defined herein shall have the meaning set forth for such term in the Lease.

2.             CONSTRUCTION DOCUMENTS.  Landlord’s Architect will prepare all necessary Construction Documents and Tenant will cooperate with Landlord and Landlord’s Architect by providing all design information necessary for the preparation of the Construction Documents. Promptly after receipt of all design information, Landlord’s Architect will prepare proposed Construction Documents. Within three (3) business days after receipt of the proposed Construction Documents, Tenant will either approve the same in writing or provide Landlord with written notice (“Notice of Objection”), specifying how the proposed Construction Documents are inconsistent with the Space Plan or the design information provided by Tenant, and how the Construction Documents must be changed in order to overcome Tenant’s objections. Each day following the third business day after the proposed Construction Documents are submitted to Tenant until Tenant either approves them or delivers such Notice of Objection will be a day of Tenant delay pursuant to Section 7.3, below. Upon receipt of Tenant’s Notice of Objection, Landlord’s Architect will prepare revised Construction Documents, and upon submission of any further revisions, the procedures above will be repeated. If the revised Construction Documents, or any further revisions, are consistent with the design information and all requirements identified in Tenant’s prior Notice of Objection, then each day following Landlord’s receipt of Tenant’s subsequent Notice of Objection until the day on which Landlord receives Tenant’s written approval of the revised Construction Documents will be a day of Tenant delay pursuant to Section 7.3, below.

3.             CONSTRUCTION OF LEASEHOLD IMPROVEMENTS.  On or before the Commencement Date set forth in the Lease, Landlord will, at Landlord’s cost and expense, cause the Leasehold Improvements to be constructed in the Premises using Building Standard Materials, in a good and workmanlike manner, free of any and all mechanic’s or other liens, substantially in accordance with the Space Plan and the Construction Documents. The cost of any changes to the Space Plan or Construction Documents made at Tenant’s request, and any increased cost of the Leasehold Improvements resulting therefrom, shall be paid by Tenant to Landlord within ten within ten (10) days of Landlord’s provision to Tenant of an invoice therefor.

4.             ACCEPTANCE OF LEASEHOLD IMPROVEMENTS: COMMENCEMENT DATE.  Five (5) days prior to the anticipated completion date of the Leasehold Improvements, Landlord and Tenant shall inspect the Leasehold Improvements and develop the “punch list” items to be completed. Landlord will cause said items to be corrected or completed within ten (10) business days after the punch list inspection, or as soon as reasonably practicable thereafter. Landlord will not be responsible for any items of damage to the Premises caused by Tenant, its agents, employees, independent contractors, or suppliers. No promises to alter, remodel, or improve the Premises or Building and no representations concerning the condition of the Premises or Building have been made by Landlord to Tenant other than what has been expressly identified in the Lease or this Work Letter.

5.             CHANGE ORDERS.  Tenant may request changes in the Leasehold Improvements, to be made at Tenant’s expense, during construction by providing written request therefor to Landlord. All such changes will be subject to Landlord’s prior written approval according to Section 6 below. Prior to commencing any change requested by Tenant, Landlord will prepare and deliver to Tenant, for Tenant’s approval, a change order identifying the total costs of such change, including all architectural fees, engineering fees, consultant fees, contractor fees, and an amount sufficient to reimburse Landlord for overhead and related expenses incurred in conjunction with the change order, provided, however, that such Landlord overhead fees will not exceed 15% of the costs associated with the change order. If Tenant fails to approve and pay for such change order within five (5) business days after delivery by Landlord, Tenant will be deemed to have withdrawn the proposed change and Landlord will not proceed to perform the change. Upon Landlord’s receipt of Tenant’s approval and payment, Landlord will proceed to perform the change.

6.                                       LANDLORD’S APPROVAL.  All Construction Documents, and change orders are expressly subject to Landlord’s prior written approval. Landlord may withhold its approval of any such items that require work which:

(a)           exceeds or adversely effects the capacity or integrity of the Building’s structure, or any of its heating, ventilating, air conditioning, plumbing, mechanical, electrical, communications, life safety, or other systems;

(b)           is not approved by the holder of any encumbrance;

(c)           would not be approved by a prudent owner of property similar to the Building;

(d)           violates any agreement, including other leases, which may affect the Building or bind the Landlord;

(e)           Landlord reasonably believes will increase the cost of operating or maintaining any of the Building’s systems;

(f)            Landlord reasonably believes will reduce the market value of the Premises or Building upon expiration of the Term;

(g)           does not conform to applicable building code or is not approved by any governmental authority having jurisdiction over the Premises or Building;

(h)           does not meet or exceed Building Standard Materials; or

(i)            Landlord reasonably believes will infringe upon the architectural or historical integrity of the Building.

7.                                       DELAY.

7.1.          Force Majeure. “Force Majeure” as used in this Work Letter means a strike or other labor trouble, governmental preemption of priorities or other delays caused by a national or other public emergency, or other cause, whether similar or dissimilar to the above, beyond Landlord’s reasonable control that delays the completion of the Leasehold Improvements. Upon occurrence of an event of Force Majeure, Landlord shall within three (3) business days give notice to Tenant, specifying the event of Force Majeure and the anticipated delay in completion of Leasehold Improvements resulting therefrom. The Commencement Date shall be postponed by the number of days that completion of the Leasehold Improvements was actually delayed by an event of Force Majeure.

7.2.          Other Delays.  If Landlord should for any reason fail to complete the Leasehold Improvements on or before the Commencement Date, Landlord shall not be deemed to be in default or otherwise liable in damages to Tenant, nor shall the Term of this Lease be